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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Pinnacle West Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2016

PINNACLE WEST CAPITAL CORPORATION PROXY STATEMENT

Donald E. Brandt Chairman of the Board, President and Chief Executive Officer

Dear Fellow Shareholder:

On behalf of our Board of Directors, management and employees, I invite you to attend our 2016 Annual Meeting of Shareholders.

The meeting will be held at 10:30 a.m. (MST), Wednesday, May 18, 2016, at the Heard Museum, located at 2301 North Central Avenue in Phoenix, Arizona, 85004.

In 2015, our continued focus on managing costs and creating a sustainable energy future for Arizona enabled us to meet or exceed our goals, thus marking another successful year for Pinnacle West and your investment in our Company. In 2015:

•

Your Board increased the common dividend for the fourth straight year, raising it by 5%;

•

Our earnings were $437 million, or $3.92 per share, which is a 9.5% increase over our 2014 earnings per share; and

•

Our share price reached a new all-time high and new 52-week intraday highs on four trading days.

Additional highlighted accomplishments of our Company's 2015 performance are set forth in the Proxy Statement beginning on page 1.

At this year's Annual Meeting, we will share additional updates with you on the Company's recent performance and operations. As explained in the attached Proxy Statement, we are asking you to: (1) elect ten Board of Director nominees; (2) consider and vote FOR an advisory resolution to approve executive compensation; (3) ratify the appointment of our independent public accounting firm for 2016; and (4) consider a shareholder proposal, if properly presented at the meeting.

Last, but not least, your vote is important to us. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote promptly. You may vote over the Internet; by telephone; by completing, signing, dating and returning a proxy card or voting instruction form; or by voting in person at the meeting.

Thank you for the confidence you place in Pinnacle West through your investment. We look forward to seeing you at this year's Annual Meeting.

Sincerely,

Kathryn L. Munro Lead Director

To Our Shareholders:

First and foremost, on behalf of your Board of Directors, we would like to take this opportunity to tell our fellow shareholders how honored we are to represent your interests as your Board. This is not a commitment we take lightly, and we want you to be assured that we are dedicated to our Company and its continued success.

Don Brandt became our Chairman of the Board and Chief Executive Officer in April 2009. He brought to the Company a focus on returning to our core business of operating and investing in a vertically integrated electric utility. He has built a strong leadership team, and the results are impressive. Here are several examples of our improved performance:

  •
  Total Shareholder Return.  Since April 2009, our Company's total shareholder return (stock price appreciation plus dividends) ("TSR") has outperformed that of the S&P 1500 Electric Utility Index by over 111%. Also during this period, the Company has delivered an annualized TSR of 18.8%, and ranked 6th out of 15 in our Peer Group (as defined on page 40 of the Proxy Statement) in annualized TSR;

  •
  Earnings Performance.   The compounded annual growth rate of Pinnacle West's earnings from 2009 to 2015 was 36.4% compared to –19.0% from 2003 to 2009;

  •
  Return on Equity.  Pinnacle West's average return on equity from 2010 to 2015 was 9.6% compared to 7.1% from 2003 to 2009:

  •
  Dividend.  Since 2012, the Company has raised the dividend as follows: 2012 by 3.8%; 2013 by 4.1%; 2014 by 4.8%; and 2015 by 5%; and

  •
  APS's Credit Rating.  Standard and Poor's senior unsecured credit rating for APS was upgraded three levels since 2009 improving from BBB– to the current A–.

The Board's most significant priorities in 2015 included a continued focus on setting a sustainable long-term view for the success of the Company. This focus includes the reliability and security of the electric power grid, the changing needs and preferences of our customers, and the continued successful operation of our generation, transmission and distribution assets, including Palo Verde Nuclear Generating Station, the largest nuclear generating station in the United States. We also addressed leadership development, succession planning and aligning our compensation programs with performance.

I would like to take this opportunity to highlight some areas of interest to our shareholders that we specifically addressed:

  •
  Revised CEO Incentive Plan.  Through the Company's ongoing shareholder engagement, we received feedback regarding the Human Resources Committee's ability to exercise discretion with respect to the CEO Incentive Plan. We have amended the CEO Incentive Plan to provide detailed metrics against which his performance will be measured and to limit the exercise of discretion solely to the occurrence of unanticipated events that might arise during the performance period.

  •
  Increased Performance Component in Equity Awards.  In prior years, the value of our annual long-term equity incentive awards were 55% performance-based and 45% time-based. Starting in 2016, we have revised that ratio to be 60% performance-based and 40% time-based to more closely align pay with long-term performance.

  •
  CEO Stock Ownership Guidelines.  We have increased the CEO's formal stock ownership guideline requirement to a level corresponding more closely with our peers. As noted on pages 33 and 64 of the Proxy Statement, our Chief Executive Officer maintains a substantial ownership stake in our stock exceeding the formal guideline, aligning his interests with our shareholders.

  •
  Clawbacks.  We have included compensation clawback provisions in our 2016 performance share equity awards and annual cash incentive plans. These provisions will be fully compliant with the final rules adopted by the Securities and Exchange Commission and the New York Stock Exchange.

  •
  Retirement Age for Directors.  We have adopted a Director Retirement Policy that provides that no individual may be nominated for election to the Board of Directors who has attained the age of 75 years at the time of the nomination.

  •
  Shareholder Engagement.   Your views are important to us. Over the past several years we have formalized and intensified our shareholder engagement program. You will find the details on page 20 of the Proxy Statement.

Thank you for your trust and support. Together we have a tremendous Company.

Sincerely,

Notice of the 2016 Annual Meeting of Shareholders

March 31, 2016

The 2016 Annual Meeting of Shareholders (the "Annual Meeting") of Pinnacle West Capital Corporation ("Pinnacle West", "PNW", or the "Company") will be held at the Heard Museum, 2301 North Central Avenue, Phoenix, Arizona 85004, at 10:30 a.m., Mountain Standard Time, Wednesday, May 18, 2016. The purposes of the Annual Meeting are:

(1)
To elect ten directors to serve until the 2017 Annual Meeting of Shareholders (Proposal 1);
(2)
To hold an advisory vote to approve executive compensation (Proposal 2);
(3)
To ratify the appointment of our independent accountants for the year ending December 31, 2016 (Proposal 3);
(4)
To consider a shareholder proposal, if properly presented at the Annual Meeting (Proposal 4); and
(5)
To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.

All shareholders of record at the close of business on March 10, 2016 are entitled to notice of and to vote at the Annual Meeting. Your vote is important. Whether you plan to attend the Annual Meeting in person or not, please promptly vote by telephone, over the Internet, by proxy card, or by voting instruction form.

By order of the Board of Directors,

DIANE WOOD
Corporate Secretary

PINNACLE WEST CAPITAL CORPORATION
Post Office Box 53999
Phoenix, Arizona 85072-3999

2016 Proxy Statement | i

ii | 2016 Proxy Statement

2016 Proxy Statement | iii

Proxy Statement Summary

This summary highlights our 2015 performance and certain information contained in this Proxy Statement. As it is only a summary, please read the complete Proxy Statement and 2015 Annual Report before you vote. The Proxy Statement and form of proxy are first being made available to shareholders on or about March 31, 2016.

First, here is an overview of what our Company accomplished in 2015:

2015 Highlights: Performance

Our Company continued its strong performance in 2015 as evidenced by the following:

•
Shareholder Value:

o
Pinnacle West increased the dividend for the fourth straight year by 5.0%;

o
Pinnacle West's share price reached a new all-time high and new 52-week intraday highs on four trading days;

o
Pinnacle West's earnings of $437 million, or $3.92 per share, represented an increase of 9.5% over 2014 earnings per share;

o
Since April of 2009, our Company's TSR has outperformed that of the S&P 1500 Electric Utility Index by over 111%. Also during this period, the Company has delivered an annualized TSR of 18.8% and ranked 6th in annualized TSR compared to our Peer Group; and
2016 Proxy Statement | 1

Proxy Statement Summary
  o
  Our stock continues its competitive performance, as shown by comparing our stock's performance to companies in the Edison Electric Institute Index and in the Standard and Poor's 500 Index:

•
Operating Performance:

o
Arizona Public Service Company ("APS") operates Palo Verde Nuclear Generating Station ("Palo Verde"), the largest nuclear generating station in the United States. In 2015:

  •
  Palo Verde generated more electricity than in any year since it began operating in 1986, 32.5 million megawatt-hours, and it remains the only U.S. generating station to produce more than 30 million megawatt-hours in a year; and

  •
  Palo Verde achieved a capacity factor of 94.3%, and a record capacity factor of 100.2% between June and September;

o
APS crews restored service to more than 50,000 customers after one of the most severe monsoon seasons on record, including the replacement of more than 568 damaged poles;

o
Our diverse supplier program continues to be successful, with our 2015 spend exceeding $380 million — the highest total in the program's 23-year history. We were recognized by Edison Electric Institute's Supplier Diversity Executive Council for program innovation and excellence; and

o
APS achieved gas fleet commercial availability of 97.1% during the summer months, exceeding the fleet goal.
2 | 2016 Proxy Statement

Proxy Statement Summary
•
Customer Value:

o
APS announced plans to join the Energy Imbalance Market administered by the California Independent System Operator;

o
APS improved paperless billing adoption, and now has one of the highest adoption levels at 28% of customers (or 330,000) compared to the North American average of 21%;

o
We ranked in the top ten nationally among large, investor-owned utilities in the 2015 J.D. Power residential customer satisfaction study; and

o
APS was named the Environmental Protection Agency ENERGY STAR Sustained Excellence partner for the 6th consecutive year based on the effective delivery of customer energy efficiency programs.

•
Sustainability:

o
We assessed our sustainability actions to identify our highest priority elements. These elements are: Energy Innovation, Water Resources, Carbon Management, People, and Safety and Security. Examples of 2015 accomplishments in these areas include:

  •
  Energy Innovation:    APS launched one of the nation's first utility-owned research and development pilot projects to study the offset of peak energy usage with solar energy production. This project makes solar available to a limited number of APS customers who are not typical customers for rooftop solar or have limited income. The approximate ten megawatt project provides a monthly savings on each participant's electric bill for the use of their rooftop;

  •
  Water Resources:    We generated over 37 million megawatt hours of energy using reclaimed water, our highest amount ever;

  •
  Carbon Management:    Forty-seven percent of our energy mix was from carbon-free resources;

  •
  People:    APS focused on improving the engagement of our employees through over 30 individual business unit and department action plans implemented to enhance employee engagement; and

  •
  Safety and Security:    APS had its second lowest number of OSHA recordables and expects to remain within the top decile for electric utilities; additionally, APS continued to implement physical enhancements and cyber security defenses to protect our people and assets.
2016 Proxy Statement | 3

Proxy Statement Summary

2015 Highlights: Board and Governance
•
Governance Changes in 2015:

o
Last year our directors received an average 97% shareholder vote in favor of their election and no director received a vote of less than 91%;

o
We adopted a Director Retirement Age Policy, see page 19;

o
We increased the CEO stock ownership requirement to five times base salary; and

o
We enhanced our shareholder engagement process, see page 20.

•
Continuing Governance Highlights:

o
Annual election of all directors (see page 7 of this Proxy Statement Summary for a list of the nominees);

o
Nine of our ten directors are independent;

o
All members of the committees of our Board are independent;

o
Our independent Lead Director has clearly defined and robust responsibilities;

o
Each of our directors attended at least 75% of the Board meetings and any Board committee meeting on which he or she served; all of our directors attended the 2015 Annual Meeting of Shareholders;

o
We do not have a poison pill plan;

o
Our directors and officers are prohibited from pledging or hedging our stock; and

o
We have director and officer stock ownership guidelines.

2015 Highlights: Compensation
•
Compensation Changes in 2015:

o
Starting with the 2015 Annual CEO Incentive Plan Award (the "CEO Incentive Plan") and continuing with the 2016 Annual CEO Incentive Plan Award, we limit the use of discretion to adjust incentive awards solely to the occurrence of unanticipated events that may arise during the performance period;

o
We changed the allocation of the value of our annual long-term equity awards to 60% performance-based and 40% time-based vesting beginning with the 2016 awards; and

o
We added clawback provisions to our 2016 annual cash incentive plans and performance share equity grant agreements.
4 | 2016 Proxy Statement

Proxy Statement Summary
•
Continuing Compensation Highlights:

o
We continued our executive compensation program's focus on being transparent with a clear emphasis on rewarding performance by putting pay at risk and retaining key executives. Our executive compensation philosophy incorporates the following core principles and objectives:

  •
  Alignment with shareholder interests;

  •
  Key management retention;

  •
  A focus on a few key elements that are simple and understandable: base salary; annual performance-based cash incentive; three-year performance-based equity grant; a retention-based equity grant that releases over a four-year period; pension and supplemental pension retirement benefits; and limited perquisites;

  •
  A significant portion of our Named Executive Officers' (as defined on page 37 of this Proxy Statement) compensation is at risk and based on performance — our annual cash incentive plans are 100% tied directly to earnings, business unit performance and individual performance, and our performance shares are based on TSR and value-driving business metrics; and

  •
  We use multiple business performance metrics, capped payouts and other features that are designed to reward performance but not encourage unacceptable risk taking.

o
Please see our "Compensation Discussion and Analysis" beginning on page 37 of this Proxy Statement for a detailed explanation of our executive compensation program.
2016 Proxy Statement | 5

Annual Meeting of Shareholders

Date:	May 18, 2016
Time:	10:30 a.m. Mountain Standard Time
Place:	Heard Museum 2301 North Central Avenue Phoenix, Arizona 85004
Record Date:	March 10, 2016
Admission to the Meeting:	An admission card will be required to attend the Annual Meeting. See page 11 of this Proxy Statement under the heading "Attendance at the Annual Meeting" to obtain an admission card.
Delivery of Materials:	Proxy Statement and form of proxy are first being made available to shareholders on or about March 31, 2016.

Voting Matters and Board of Directors ("Board") Recommendations

MATTERS	BOARD RECOMMENDATIONS	PAGE

Election of directors	✓ FOR each nominee	25
Advisory vote to approve executive compensation	✓ FOR	91
Ratification of Deloitte & Touche LLP ("D&T") as our independent accountants for 2016	✓ FOR	92
Shareholder proposal, if properly presented at the Annual Meeting	X AGAINST	96
6 | 2016 Proxy Statement

Director Nominees

Our director nominees are:

Name	Age	Director Since	Independent	Committee Memberships: Audit	Corporate Governance	Finance	Human Resources	Nuclear & Operating
Donald E. Brandt	61	2009	No — Company President and CEO					
Denis A. Cortese, M.D.	71	2010	Yes	●			●	●
Richard P. Fox	68	2014	Yes	$		●	●	
Michael L. Gallagher	71	1999	Yes		●			Chair
Roy A. Herberger, Jr., Ph.D.	73	1992	Yes		●	●	Chair	
Dale E. Klein, Ph.D.	68	2010	Yes	●				●
Humberto S. Lopez	70	1995	Yes	●		Chair	●	
Kathryn L. Munro*	67	2000	Yes		Chair	●	●	
Bruce J. Nordstrom	66	2000	Yes	Chair $	●			●
David P. Wagener	61	2014	Yes	●		●		●

*Lead Director

Financial Expert= $

2016 Proxy Statement | 7

Proxy Statement — General Information

Place, Date and Time

The Company's 2016 Annual Meeting of Shareholders ("Annual Meeting") will be held at the Heard Museum, 2301 North Central Avenue, Phoenix, Arizona 85004, at 10:30 a.m., Mountain Standard Time, on Wednesday, May 18, 2016.

Notice of Internet Availability

Unless you elected to receive printed copies of the proxy materials in prior years, you will receive a Notice of Internet Availability of Proxy Materials by mail (the "Internet Notice"). The Internet Notice will tell you how to access and review the proxy materials. If you received an Internet Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions included on the Internet Notice.

The Internet Notice is first being sent to shareholders on or about March 31, 2016. The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to shareholders on or about March 31, 2016.

Record Date; Shareholders Entitled to Vote

All shareholders at the close of business on March 10, 2016 (the "Record Date") are entitled to vote at the meeting. Each holder of outstanding Company common stock is entitled to one vote per share held as of the record date on all matters on which shareholders are entitled to vote, except for the election of directors, in which case "cumulative" voting applies (see "Vote Required — Election of directors"). At the close of business on the Record Date, there were 111,138,441 shares of common stock outstanding.

Voting

Vote by Internet. The website address for Internet voting is on the proxy card and the Internet Notice. Internet voting is available 24 hours a day.
Vote by telephone. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day.
Scan this QR device. The QR system is available 24 hours a day.
Vote by mail. You may vote by mail by promptly marking, signing, dating, and mailing your proxy card (a postage-paid envelope is provided for mailing in the United States).
8 | 2016 Proxy Statement

PROXY STATEMENT — GENERAL INFORMATION

Vote in person. You may come to and vote at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting. Please also review the requirements for attending the Annual Meeting under the heading "Attendance at the Annual Meeting" on page 11.

If you vote by telephone or Internet, DO NOT mail a proxy card.

You may change or revoke your vote at any time before the proxy is exercised by: filing with our Corporate Secretary either a notice of revocation or a signed proxy card bearing a later date; re-voting by telephone; or re-voting by Internet. Your proxy will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously-granted proxy.

Your vote is confidential. Only the following persons have access to your vote: election inspectors; individuals who help with the processing and counting of votes; and persons who need access for legal reasons. All votes will be counted by an independent inspector of elections appointed for the Annual Meeting.

Quorum

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists, shares that are entitled to vote but are not voted at the direction of the beneficial owner (called abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for purposes of determining whether there is a quorum. Shares owned by the Company are not considered outstanding or present at the meeting.

Vote Required

We employ a plurality voting standard with a director resignation policy because we believe a majority voting policy is inconsistent with cumulative voting, which is mandated by the Arizona Constitution.	Election of directors. Individuals receiving the highest number of votes will be elected. The number of votes that a shareholder may, but is not required to, cast is calculated by multiplying the number of shares of common stock owned by the shareholder, as of the Record Date, by the number of directors to be elected. Any shareholder may cumulate his or her votes by casting them for any one nominee or by distributing them among two or more nominees. Abstentions will not be counted toward a nominee's total and will have no effect on the election of directors. You may not cumulate your votes against a nominee. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee. If you would like to exercise your cumulative voting rights, you must do so by mail. The Company's Bylaws provide that in an uncontested election, a director nominee who receives a greater number of votes cast "withheld" for his or her election than "for" such election will promptly tender his or her resignation to the Corporate Governance Committee. The Corporate
2016 Proxy Statement | 9

PROXY STATEMENT — GENERAL INFORMATION

Governance Committee is required to evaluate the resignation, taking into account the best interests of the Company and its shareholders, and will recommend to the Board whether to accept or reject the resignation.

Under the current rules of the New York Stock Exchange ("NYSE"), your broker is not able to vote on your behalf in any director election unless you give your broker specific voting instructions. We encourage you to provide instructions so that your shares will be counted in the election of directors.

Say-on-Pay.    The votes cast "for" must exceed the votes cast "against" to approve the advisory resolution on the compensation disclosed in this Proxy Statement of our Named Executive Officers — the Say-on-Pay vote. This resolution is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the compensation philosophy, policies and procedures described in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have no effect on the outcome of this proposal. We will hold an advisory vote on Say-on-Pay on an annual basis until we next hold an advisory vote of shareholders on the frequency of such votes as required by law.

Ratification of the appointment of the independent accountants and approval of the shareholder proposal.    The votes cast "for" must exceed the votes cast "against" to ratify the appointment of the independent accountants for the year ending December 31, 2016 and for the approval of the shareholder proposal. Abstentions and broker non-votes will have no effect on the outcome of these proposals. With respect to the shareholder proposal, because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take into consideration our shareholders' views.

Board Recommendations

Board Recommendations.    The Board recommends a vote:

✓
FOR the election of the nominated slate of directors (Proposal 1);

✓
FOR the approval, on an advisory basis, of the resolution approving the compensation of our Named Executive Officers, as disclosed in this Proxy Statement (Proposal 2);

✓
FOR the ratification of the appointment of D&T as the Company's independent accountants for the year ending December 31, 2016 (Proposal 3); and

X       AGAINST the approval of the shareholder proposal (Proposal 4).

The Board is not aware of any other matters that will be brought before the shareholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment.

10 | 2016 Proxy Statement

PROXY STATEMENT — GENERAL INFORMATION

Attendance at the Annual Meeting

Only shareholders as of the Record Date, or a validly designated proxy, are invited to attend the Annual Meeting. We have implemented the following procedures for attendance at the Annual Meeting:

•
Security.  You will need both an admission card and a current government-issued picture identification (such as a driver's license or a passport) to enter the meeting. Please follow the instructions below and an admission card will be mailed to you. Please do not carry items such as large handbags and packages to the meeting, as we reserve the right to inspect any items brought into the meeting. Weapons are prohibited in the meeting. We also reserve the right to prohibit bringing cell phones, pagers, cameras, recording devices, banners, signs, and other items into the meeting room.

•
Who can attend the meeting and how to obtain an admission card.  Attendance is limited to Pinnacle West shareholders as of the Record Date or their validly designated proxy. You must pre-register and obtain an admission card in advance if you plan to attend the meeting. Please follow the instructions below that correspond to how you hold your Pinnacle West stock:

  o
  If you hold your Pinnacle West shares directly with the Company and you received a proxy card or you hold your Pinnacle West shares through the Pinnacle West Capital Corporation Savings Plan: Please follow the advance registration instructions set forth on your proxy card, which was included in the mailing from the Company;

  o
  If you hold your Pinnacle West shares directly with the Company and you received a Notice of Internet Availability of Proxy Materials or you received your proxy materials by e-mail: Please follow the advance registration instructions provided when you vote by mobile device or the Internet or, if you vote by telephone, please follow the steps below for submitting an advance registration request and include a copy of your Notice of Internet Availability of Proxy Materials or e-mail, as applicable, as your proof of ownership;

  o
  If you hold your Pinnacle West shares through a broker, bank or other institutional account: Please send an advance registration request containing the information listed below to:

Pinnacle West Capital Corporation
Shareholder Services Department
P.O. Box 53999, Mail Station 8602
Phoenix, AZ 85072-3999

  •
  PLEASE INCLUDE THE FOLLOWING INFORMATION IN A REQUEST FOR AN ADMISSION CARD:

  o
  Your name and complete mailing address;

  o
  The name of any other shareholder who will accompany you (the other shareholder's name must appear on the documentation showing ownership of the stock);
2016 Proxy Statement | 11

PROXY STATEMENT — GENERAL INFORMATION
    o
    If you will be sending a validly designated proxy to attend the meeting on your behalf, the name, address and telephone number of that individual; and

    o
    Proof that you own Pinnacle West shares as of the Record Date (such as a letter from your bank or broker, or a photocopy of your voting instruction form or Notice of Internet Availability of Proxy Materials).

Admission cards will be mailed to shareholders who register before May 12, 2016. Admission cards for requests submitted after May 12, 2016 will be available the day of the Annual Meeting.

Delivery of Annual Reports and Proxy Statements to a Shared Address and Obtaining a Copy of the Annual Report

If you and one or more shareholders share the same address, it is possible that only one Internet Notice, Annual Report or Proxy Statement was delivered to your address. Registered shareholders at the same address who wish to receive separate copies of the Internet Notice, the Annual Report or Proxy Statement may:

•
Call the Company's Shareholder Services Department at 1-602-250-5511;

•
Mail a request to Shareholder Services at P.O. Box 53999, Mail Station 8602, Phoenix, Arizona, 85072-3999; or

•
E-mail a request to: shareholderdept@pinnaclewest.com.

The Company will promptly deliver to you the information requested. Shareholders who share the same address but wish to receive one Internet Notice, Annual Report or Proxy Statement may contact the Company through the same methods listed above. Shareholders who own Company stock through a broker and who wish to receive separate copies of the Internet Notice, Annual Report or Proxy Statement should contact their broker.

You may access our Annual Report and Proxy Statement via the Internet. Copies of the Annual Report and Proxy Statement are available on the Company's website (www.pinnaclewest.com) and will be provided to any shareholder promptly upon request. Shareholders may request copies from Shareholder Services at the telephone number or addresses set forth above, or as described on the Internet Notice.

12 | 2016 Proxy Statement

PROXY STATEMENT — GENERAL INFORMATION

Shareholder Proposals or Director Nominations for the 2017 Annual Meeting

To be included in the proxy materials for the 2017 Annual Meeting of Shareholders (the "2017 Annual Meeting"), any shareholder proposal intended to be presented must be received by our Corporate Secretary no later than December 1, 2016 at the following address:

Corporate Secretary
Pinnacle West Capital Corporation
400 North Fifth Street, Mail Station 8602
Phoenix, Arizona 85004

A shareholder who intends to present a proposal at the 2017 Annual Meeting, but does not wish it to be included in the 2017 proxy materials, must submit the proposal no earlier than January 18, 2017 and no later than the close of business on February 17, 2017. Nominations for the Board must be received by November 19, 2016. In all cases, shareholders must also comply with the applicable rules of the Securities and Exchange Commission ("SEC") and our Bylaws.

Proxy Solicitation

The Board is soliciting the enclosed proxy. The Company may solicit shareholders over the Internet, by telephone or by mail. The Company has retained D.F. King & Co., Inc. to assist in the distribution of proxy solicitation materials and the solicitation of proxies for $10,500, plus customary expenses. The costs of the solicitation will be paid by the Company. Proxies may also be solicited in person, by telephone or electronically by Company personnel who will not receive additional compensation for such solicitation. As required, the Company will reimburse brokerage houses and others for their out-of-pocket expenses in forwarding documents to beneficial owners of our stock.

2016 Proxy Statement | 13

Information About Our Board and Corporate Governance

Board Meetings and Attendance

In 2015 our Directors had perfect (100%) attendance.	In 2015, our Board held seven meetings and all of our directors attended 100% of the Board meetings and any meetings of Board committees on which he or she served. Each director is expected to be present at the Annual Meeting. All of the Board members attended the 2015 Annual Meeting.

Board Committees

The Board has the following standing committees: Audit; Corporate Governance; Finance; Human Resources; and Nuclear and Operating. All of the charters of the Board's committees are publicly available on the Company's website (www.pinnaclewest.com). All of our committees are comprised of independent directors who meet the independence requirements of the NYSE rules, SEC rules, and the Director Independence Standards, including any specific committee independence requirements.

	RESPONSIBILITIES	NUMBER OF MEETINGS DURING FISCAL 2015

AUDIT COMMITTEE: Bruce J. Nordstrom, Chair Denis A. Cortese Richard P. Fox Dale E. Klein Humberto S. Lopez David P. Wagener	The Audit Committee: • Oversees the integrity of the Company's financial statements; • Appoints the independent accountants and is responsible for their qualifications, independence, performance, and compensation; • Reviews the performance of the Company's internal audit function; and • Monitors the Company's general compliance with legal and regulatory requirements.	6
	The Board has determined that each member of the Audit Committee meets the NYSE experience requirements and that Mr. Nordstrom, the Chair of the Audit Committee, and Mr. Fox are "audit committee financial experts" under applicable SEC rules. None of the members of our Audit Committee, other than Mr. Fox, currently serve on more than three public company audit committees. Mr. Fox currently serves on the audit committees of four public companies, including Pinnacle West. Our Board has discussed with Mr. Fox the time and effort required to be devoted by Mr. Fox to his service on these committees and has affirmatively determined that such services do not impair Mr. Fox's ability to serve as an effective member of our Audit Committee.
14 | 2016 Proxy Statement

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

	RESPONSIBILITIES	NUMBER OF MEETINGS DURING FISCAL 2015

CORPORATE GOVERNANCE COMMITTEE: Kathryn L. Munro, Chair Michael L. Gallagher Roy A. Herberger, Jr. Bruce J. Nordstrom	The Corporate Governance Committee:

•

Reviews and assesses the Corporate Governance Guidelines;

•

Develops and recommends to the Board criteria for selecting new directors;

•

Identifies and evaluates individuals qualified to become members of the Board, consistent with the criteria for selecting new directors;

•

Recommends director nominees to the Board;

•

Recommends to the Board who should serve on each of the Board's committees;

•

Reviews the results of the Annual Meeting shareholder votes; and

•

Reviews and makes recommendations to the Board regarding the selection of the CEO and CEO succession planning.

		5
	The Corporate Governance Guidelines are available on the Company's website (www.pinnaclewest.com).

FINANCE COMMITTEE: Humberto S. Lopez, Chair Richard P. Fox Roy A. Herberger, Jr. Kathryn L. Munro David P. Wagener	The Finance Committee: • Reviews the Company's historical and projected financial performance and the Company's financing plan and recommends approval of credit facilities and the issuance of long-term debt, common equity and preferred securities; • Reviews and recommends approval of the Company's annual capital budget and reviews the annual operations and maintenance budget; • Reviews and recommends approval of short-term investments and borrowing policies; and • Reviews and recommends to the Board the Company's dividend actions.	4
2016 Proxy Statement | 15

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

	RESPONSIBILITIES	NUMBER OF MEETINGS DURING FISCAL 2015

HUMAN RESOURCES COMMITTEE: Roy A. Herberger, Jr., Chair Denis A. Cortese Richard P. Fox Humberto S. Lopez Kathryn L. Munro	The Human Resources Committee:

•

Reviews management's programs for the attraction, retention, and development of the Company's human resources;

•

Recommends to the Board persons for election as officers;

•

Annually reviews the goals and performance of the officers of the Company and APS;

•

Approves corporate goals and objectives relevant to the compensation of the Company's CEO, assesses the CEO's performance in light of these goals and objectives, and sets the CEO's compensation based on this assessment;

•

Makes recommendations to the Board with respect to non-CEO executive compensation and director compensation; and

•

Acts as the "committee" under the Company's long-term incentive plans.

		4
	Under the Human Resources Committee's charter, the Human Resources Committee may delegate authority to subcommittees, but did not do so in 2015. Additional information on the processes and procedures of the Human Resources Committee is provided under the heading "Compensation Discussion and Analysis ("CD&A")".

NUCLEAR AND OPERATING COMMITTEE: Michael L. Gallagher, Chair Denis A. Cortese Dale E. Klein Bruce J. Nordstrom David P. Wagener	The Nuclear and Operating Committee: • Receives regular reports from management and monitors the overall performance of Palo Verde; • Reviews the results of major Palo Verde inspections and evaluations by external oversight groups, such as the Institute of Nuclear Power Operations ("INPO") and the Nuclear Regulatory Commission ("NRC"); • Reviews and monitors the power plant operations, energy transmission and delivery, and customer service functions of the Company; and • Reviews and monitors the Company's compliance with environmental, health and safety policies.	4
	In addition, the Nuclear and Operating Committee receives regular reports from the Offsite Safety Review Committee (the "OSRC"). The OSRC provides independent assessments of the safe and reliable operations of Palo Verde. Pursuant to Palo Verde's operating licenses, the OSRC focuses its assessment on operations, engineering, maintenance, safety, security and other support functions. The OSRC is comprised of non-employee individuals with senior management experience in the nuclear industry and the Palo Verde Director of Nuclear Assurance. The OSRC meets periodically throughout the year.
16 | 2016 Proxy Statement

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

The Board's Leadership Structure

Lead Director.    Kathryn L. Munro serves as the Company's Lead Director and chairs the Corporate Governance Committee. The Lead Director performs the following functions:

•
Serves as a liaison between the Chairman of the Board (the "Chairman") and the independent directors;

•
Advises the Chairman as to an appropriate schedule of Board meetings, reviews and provides the Chairman with input regarding agendas for the Board meetings and, as appropriate or as requested, reviews and provides the Chairman with input regarding information sent to the Board;

•
Presides at all meetings at which the Chairman is not present, including executive sessions of the independent directors (which are regularly scheduled as part of each Board meeting) and calls meetings of the independent directors when necessary and appropriate;

•
Oversees the Board and Board committee self-assessment process;

•
Is available for appropriate consultation and direct communication with the Company's shareholders and other interested parties;

•
Performs such other duties as the Board may from time to time delegate; and

•
Reviews the results of the Annual Meeting shareholder votes.

Chairman and CEO Positions.    The Chairman is Donald E. Brandt, the Company's President and CEO. The independent directors believe that Mr. Brandt, as an experienced leader with extensive knowledge of the Company and our industry, serves as a highly effective conduit between the Board and management and that Mr. Brandt provides the vision and leadership to execute on the Company's strategy and create shareholder value. The Board believes that separating the roles of the CEO and Chairman and appointing an independent Board Chairman at this time would simply create an additional level of unneeded hierarchy that would only duplicate the activities already being vigorously carried out by our Lead Director.

2016 Proxy Statement | 17

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

The Board's Role in Risk Oversight

Top risks discussed by the Board and its committees in 2015 included cyber security, data privacy and utility regulation. The Board believes it is important to look at the list fresh each year as part of a diligent risk review.	The ultimate responsibility for the management of the Company's risks rests with the Company's senior management team. The Board's oversight of the Company's risk management function is designed to provide assurance that the Company's risk management processes are well adapted to and consistent with the Company's business and strategy, and are functioning as intended. The Board focuses on fostering a culture of risk awareness and risk-adjusted decision-making and ensuring that an appropriate "tone at the top" is established. The Board regularly discusses and updates a listing of areas of risk and a suggested allocation of responsibilities for such risks among the Board and the Board committees. The charter for each of our committees requires each committee to periodically review risks in their respective areas. Each committee:

•

Receives periodic presentations from management about its assigned risk areas;

•

Considers the effectiveness of the risk identification and mitigation measures being employed; and

•

Discusses their risk reviews with the Board at least annually.

Consistent with the requirements of the NYSE's corporate governance standards, the Audit Committee periodically reviews the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews the comprehensiveness of the Board's risk oversight and the Company's risk assessment process, and plays a coordinating role designed to ensure that no gaps exist in the coverage by the Board committees of risk areas. In recommending the composition of the Board's committees and the selection of committee Chairs, the Corporate Governance Committee takes into account the effective functioning of the risk oversight role of each Board committee and the risk areas assigned to it.

The Executive Risk Committee is comprised of senior level officers of the Company and is chaired by the Chief Financial Officer. Among other responsibilities, this Committee is responsible for ensuring that the Board receives timely information concerning the Company's material risks and risk management processes. The Executive Risk Committee provides the Board with a list of the Company's top risks on an annual basis. The internal enterprise risk management group reports to the Vice President, Controller and Chief Accounting Officer, who reports to the Executive Vice President and Chief Financial Officer. The internal risk management group is responsible for (1) implementing a consistent risk management framework and reporting process across APS, and (2) ensuring that the Executive Risk Committee is informed of those processes and regularly apprised of existing material risks and the emergence of additional material risks.

18 | 2016 Proxy Statement

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

Director Resignation Due to a Substantial Change in their Primary Business Position

Under the Company's Corporate Governance Guidelines, upon a substantial change in a director's primary business position from the position the director held when originally elected to the Board, a director is required to apprise the Corporate Governance Committee and to offer his or her resignation for consideration to the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the tendered resignation.

Director Retirement Policy

Under the Company's Corporate Governance Guidelines, an individual shall not be eligible to be nominated for election or re-election as a member of the Board of the Company or APS if, at the time of the nomination, the individual has attained the age of 75 years. This policy shall apply regardless of the source of the nomination or whether the nomination was made at a meeting of the Board of Directors, at an Annual Meeting or otherwise.

2016 Proxy Statement | 19

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

Shareholder Engagement and Communications with the Board

What our shareholders think is important to us. We have a long-standing investor outreach program conducted throughout the year to maintain a dialogue with current and potential shareholders. For the last several years, we have also had an increasingly active proxy engagement program in support of the Annual Meeting, in order to understand the governance priorities of our shareholders. Discussion topics include governance best practices, Board makeup, compensation policies and sustainability. The diagram below provides an overview of our outreach program cycle:

We listened to our shareholders in 2015. After considering their feedback, the Board:

- *Adopted clawback provisions;*
- *Removed discretion in the CEO Incentive Plan except solely in the event unanticipated events arise during the performance period;*
- *Increased the performance share portion of the equity grant;*
- *Increased the CEO stock ownership guideline; and*
- *Adopted a Director Retirement Policy.*

ANNUAL MEETING OF SHAREHOLDERS

SPRING: We publish annual communications to our shareholders:
Annual Report
Proxy Statement
Corporate Responsibility Report
We reach out to our shareholders to discuss proxy-related topics in connection with our Annual Meeting held in May.

SUMMER: We review the results of the Annual Meeting, governance best practices, and our own policies and practices. We reach out to our shareholders in order to discuss the Annual Meeting outcome and to understand their priorities for the year ahead.

FALL: We communicate shareholder feedback to the Board and use it to enhance our disclosures, governance practices, sustainability disclosures and compensation program.

WINTER: The cycle concludes with the Board implementing items in response to our shareholders' feedback.

Shareholders and other parties interested in communicating with the Board may do so by writing to the Corporate Secretary, Pinnacle West Capital Corporation, 400 North Fifth Street, Mail Station 8602, Phoenix, Arizona 85004, indicating who should receive the communication. The Corporate Secretary will transmit communications not otherwise specifically addressed and that raise substantial issues to the Lead Director and to the Chair of the Board Committee most closely associated with the matter. The Corporate Secretary has discretion to exclude communications that are commercial advertisements or other forms of solicitations, service or billing complaints and complaints related to individual employment-related actions.

20 | 2016 Proxy Statement

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

Codes of Ethics and APS Core Strategic Framework

To ensure the highest levels of business ethics, the Board has adopted the Code of Ethics and Business Practices, which applies to all employees, officers and directors, and the Code of Ethics for Financial Executives, both of which are described below:

Code of Ethics and Business Practices ("Code of Ethics").    Employees, directors and officers receive the Code of Ethics when they join the Company or APS, as well as any subsequent updates. The Code of Ethics helps ensure that employees, directors and officers of the Company and APS act with integrity and avoid any real or perceived violation of the Company's policies and applicable laws and regulations. The Company provides periodic online training and examination covering the principles in the Code of Ethics. This training includes extensive discussion of the Company's values, an explanation of Company ethical standards, application of ethical standards in typical workplace scenarios, information on reporting concerns, assessment questions to measure understanding, and an agreement to abide by the Code of Ethics. All employees of the Company and APS and all of our directors complete the training.

Code of Ethics for Financial Executives.    The Company has adopted a Code of Ethics for Financial Executives, which is designed to promote honest and ethical conduct and compliance with applicable laws and regulations, particularly as related to the maintenance of financial records, the preparation of financial statements, and proper public disclosure. "Financial Executive" means the Company's CEO, Chief Financial Officer, Chief Accounting Officer, Controller, Treasurer, General Counsel, President and Chief Operating Officer of APS, and other persons designated from time to time as a Financial Executive subject to this policy by the Chair of the Audit Committee.

Both codes are available on the Company's website (www.pinnaclewest.com).

2016 Proxy Statement | 21

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

Core.    The Company and APS have adopted Core, which is a strategic framework that sets forth the foundation from which we operate. It defines our vision, mission, critical areas of focus, and values. APS's vision is to create a sustainable energy future for Arizona. APS's mission is to safely and efficiently deliver reliable energy to meet the changing needs of our customers. The critical areas of focus are employees, operational excellence, environment, customer value, community, and shareholder value. The framework affirms our corporate values of safety, integrity and trust, respect and inclusion, and accountability. Here is our Core:

Director Qualifications and Selection of Nominees for the Board

Director Qualifications.    The Bylaws and the Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on the Board. Under the Bylaws, a director must be a shareholder of the Company. In determining whether an individual should be considered for Board membership, the Corporate Governance Committee considers the following core characteristics:

•
High Standards:  We look for directors that set high standards and expectations for themselves and others and the accomplishment of those standards and expectations.

•
Informed Judgment:  Directors should be thoughtful in their deliberations. We look for directors who demonstrate intelligence, wisdom and thoughtfulness in decision-making.
22 | 2016 Proxy Statement

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

  Their decision-making process should include a willingness to thoroughly discuss issues, ask questions, express reservations and voice dissent.

•
Integrity and Accountability:  Directors should act with integrity. We look for directors who have integrity and strength of character in their personal and professional dealings. Our directors should be prepared to be, and are held, accountable for their decisions.

•
Time and Effort:  Directors should spend the necessary time to properly discharge their responsibilities as directors, including reviewing written materials provided to the Board or committee in advance of Board or committee meetings. Directors are expected to be present at all Board meetings, the Annual Meeting of Shareholders, and meetings of committees on which they serve. We also expect our directors to make themselves accessible to management upon request.

•
Other Commitments:  We expect our directors to monitor their other commitments to assure that these other commitments do not impact their service to our Company. Directors may not serve on more than three other boards of public companies in addition to the Pinnacle West Board without the prior approval of the Corporate Governance Committee. A director may not serve as a member of the Audit Committee if they serve on the audit committees of more than three public companies (including the Company) unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee.

•
Stock Ownership:  We expect our directors to have investments in the Company's stock that aligns with our shareholders. Our directors are expected to comply with our Director Stock Ownership Policy.

In addition, the Corporate Governance Committee considers the following qualities, among others: knowledge, including regulatory and political knowledge, and nuclear expertise at the strategic level; understanding of the Company's business environment; and the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented, including large organizational leadership, public company experience and risk oversight skills. The Corporate Governance Committee considers diversity in its selection of nominees utilizing a broad meaning to include not only factors such as race and gender, but also background, experience, skills, accomplishments, financial expertise, and professional interests.

Selection of Nominees for the Board.    The Corporate Governance Committee uses a variety of methods to identify and evaluate nominees for a director position. The Corporate Governance Committee regularly assesses the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and whether the Board reflects the appropriate balance of knowledge, skills, expertise, and diversity required for the Board as a whole. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance Committee may consider various potential candidates. Candidates may be considered at any point during the year and come to the attention of the Corporate Governance Committee through current Board members, professional search firms or shareholders. The Corporate Governance Committee evaluates all nominees from these sources against the same criteria. Any shareholder nominations proposed for consideration by the Corporate Governance

2016 Proxy Statement | 23

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Pinnacle West Capital Corporation
400 North Fifth Street, Mail Station 8602
Phoenix, Arizona 85004

Any shareholder who wishes to submit a nomination for a director to the Board must deliver that nomination to our Corporate Secretary by November 19, 2016 and comply with the information requirements in the Company's Bylaws.

24 | 2016 Proxy Statement

Proposal 1 — Election of Directors

The ten nominees for election as directors are set forth below. All nominees will be elected for a one-year term that will expire at the 2017 Annual Meeting. The directors' ages are as of February 20, 2016. All of our directors also serve as directors of APS for no additional compensation.

Donald E. Brandt	BACKGROUND

Age 61

Director since 2009

Chairman of the Board, President and CEO
of the Company and APS

Mr. Brandt not only serves as our Chairman of the Board, President and CEO, he has been recognized as a leader in the industry, currently serving as Chairman of Nuclear Energy Institute ("NEI") and Nuclear Energy Insurance Limited ("NEIL"), Vice Chairman of the Institute of Nuclear Power Operations ("INPO"), and a Board Member of Edison Electric Institute ("EEI"). Mr. Brandt brings the following key attributes to the Company:

•

Utility specific financial and operational experience

•

Extensive knowledge of the nuclear industry

•

CEO experience

Mr. Brandt has been Chairman of the Board and CEO of the Company since April 2009 and President of the Company since March 2008. He has been President of APS since May 2013, Chairman of the Board of APS since April 2009, and CEO of APS since March 2008. Mr. Brandt also served as President of APS from December 2006 to January 2009. Mr. Brandt has served as an officer of the Company in the following additional capacities: March 2008 to April 2009 as Chief Operating Officer; September 2003 to March 2008 as Executive Vice President; December 2002 to September 2003 as Senior Vice President; and December 2002 to March 2008 as Chief Financial Officer.

QUALIFICATIONS

As Chairman of the Board, President and CEO of the Company and APS, and with nearly three decades of experience in the utility industry, Mr. Brandt has a broad understanding of the factors affecting the Company's business. Mr. Brandt currently serves as Chairman of NEI and NEIL, Vice Chairman of INPO, and as a board member of EEI, all major industry organizations that provide insight into operational, financial and policy matters of great importance to the Company.

2016 Proxy Statement | 25

PROPOSAL 1 — ELECTION OF DIRECTORS

Denis A. Cortese, M.D.	BACKGROUND

Age 71

Director since 2010

Committees

•

Audit

•

Human Resources

•

Nuclear and Operating

INDEPENDENT DIRECTOR

Dr. Cortese, former President and CEO of Mayo Clinic, a worldwide leader in medical care with operations located throughout the United States, brings the following key attributes to the Company:

•

Complex operations experience

•

Risk oversight and management experience

•

CEO experience

Dr. Cortese is the Director of the ASU Health Care Delivery and Policy Program and a Foundation Professor in the Department of Biomedical Informatics, Ira A. Fulton School of Engineering and in the School of Health Management and Policy, W.P. Carey School of Business. He has held these positions since February 2010. Dr. Cortese has been Emeritus President and Chief Executive Officer of the Mayo Clinic (medical clinic and hospital services) since November 2009, and was President and Chief Executive Officer of the Mayo Clinic from March 2003 until his retirement in November 2009. Dr. Cortese is also a director of Cerner Corporation.

QUALIFICATIONS

As former President and Chief Executive Officer of the Mayo Clinic, Dr. Cortese has extensive experience in leading complex organizations with multiple constituencies and has led an organization that delivers strong and efficient customer service, which parallels the Company's strategies. Further, his background in public policy development, science and technology brings valuable perspective to issues that face the Company.

Richard P. Fox	BACKGROUND

Age 68

Director since 2014

Committees

•

Audit

•

Finance

•

Human Resources

INDEPENDENT DIRECTOR

As a former Managing Partner of Ernst and Young, one of the "Big Four" auditing firms with multinational operations, Mr. Fox brings the following key attributes to the Company:

•

Audit expertise

•

Financial literacy

•

Risk oversight and management experience

Mr. Fox has served as a consultant and independent board member since 2001 for companies in various industries. Mr. Fox previously held executive, operational and financial positions at CyberSafe Corporation ("CyberSafe"), Wall Data, Incorporated ("Wall Data") and PACCAR Inc., and is a former Managing Partner of Ernst and Young's Seattle office. Mr. Fox is also a director of Acxiom Corporation, Univar, Inc., and ServiceMaster Global Holdings. Within the past five years, Mr. Fox has served as a director of FLOW International Corporation, Orbitz Worldwide, and Pendrell Corporation.

QUALIFICATIONS

As a former Managing Partner of Ernst and Young and as former Chief Financial Officer of Wall Data and President and Chief Operating Officer of CyberSafe, Mr. Fox has a deep understanding of financial and accounting matters. Mr. Fox has also served on the boards of several companies throughout his career, including seven public companies. His extensive board experience, including service on various audit committees and finance committees, including chairmanships, adds to the Board's depth and capabilities.

26 | 2016 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Michael L. Gallagher	BACKGROUND

Age 71

Director since 1999

Committees

•

Nuclear and Operating (Chair)

•

Corporate Governance

INDEPENDENT DIRECTOR

As a founding member of Gallagher & Kennedy, Mr. Gallagher built a successful law practice in Arizona. In his role as Chair of the Nuclear and Operating Committee, Mr. Gallagher has devoted significant time in becoming familiar with the Company's generation, transmission and distribution operations. Mr. Gallagher has represented the Company before the NRC and has participated on the Company's behalf in meetings of the World Organization of Nuclear Operators. Mr. Gallagher brings the following key attributes to the Company:

•

Extensive knowledge of the Company's business operations

•

Leadership experience

•

Governance/legal experience

Mr. Gallagher is Chairman Emeritus of Gallagher & Kennedy P.A. ("Gallagher & Kennedy") in Phoenix, Arizona (an Arizona-based law firm). He has held this position since 2001. Mr. Gallagher served as President of Gallagher & Kennedy from 1978 through 2000. Mr. Gallagher is a director of AMERCO, the parent company of U-Haul International, Inc., and chairs its Independent Governance Committee. He is also a Trustee of the Peter Kiewit Foundation.

QUALIFICATIONS

Mr. Gallagher has represented a broad and diverse spectrum of corporate clients. Mr. Gallagher provides guidance and judgment gained through advising senior management and boards of directors on the varied issues regularly considered by the Board. His knowledge and experience from participating on the boards of other publicly-traded and private companies provides valuable perspective to the Company, and his extensive experience addressing corporate governance matters makes him a good fit for our Corporate Governance Committee.

2016 Proxy Statement | 27

PROPOSAL 1 — ELECTION OF DIRECTORS

Roy A. Herberger, Jr., Ph.D.	BACKGROUND

Age 73

Director since 1992

Committees

•

Human Resources (Chair)

•

Corporate Governance

•

Finance

INDEPENDENT DIRECTOR

As the former President of Thunderbird, a graduate school of global management, Dr. Herberger brings the following key attributes to the Company:

•

Leadership experience

•

Complex operations experience

•

Marketing experience

Dr. Herberger is President Emeritus of the Thunderbird School of Global Management (graduate management school) ("Thunderbird"). He has held this position since November 2004. Dr. Herberger was President of Thunderbird from 1989 until August 2004. Dr. Herberger is also a director of the Apollo Education Group, Inc. ("Apollo Group") and a Trustee for the Mayo Clinic.

QUALIFICATIONS

Dr. Herberger has both management experience and a strong understanding of business and economic trends. He also has extensive corporate board service, which aids in his contributions to the Company's Board. Dr. Herberger's service as the Lead Director and Chair of the Compensation Committee of the Apollo Group, a Fortune 500 company, and his service as a Trustee for the Mayo Clinic, contributes to the strength of the Company's governance and human resources processes.

Dale E. Klein, Ph.D.	BACKGROUND

Age 68

Director since 2010

Committees

•

Audit

•

Nuclear and Operating

INDEPENDENT DIRECTOR

As former Chairman of the NRC, the entity that formulates policies and regulations governing nuclear reactor and materials safety, issues orders to licensees, and adjudicates legal matters brought before it, Dr. Klein brings the following key attributes to the Company:

•

Regulatory experience

•

Nuclear operations experience

•

Leadership experience

Dr. Klein served as Chairman of the U.S. Nuclear Regulatory Commission from July 2006 to May 2009, and thereafter continued as a Commissioner until March 2010. He was Assistant to the Secretary of Defense for Nuclear, Chemical and Biological Defense Programs from November 2001 to July 2006. Dr. Klein is a Professor of Mechanical Engineering and Associate Director of the Energy Institute at the University of Texas at Austin. He has held these positions since April 2010. Dr. Klein is also Associate Vice Chancellor for Research at the University of Texas System. He has held this position since January 2011. He is also a director of Southern Company.

QUALIFICATIONS

Dr. Klein brings expertise in all aspects of nuclear energy regulation, operation, technology and safety. His broad national and international experience in nuclear energy and government brings value to the Board, not only from the perspective of our operations at Palo Verde, but also as the Company and APS look at new opportunities in our evolving utility business.

28 | 2016 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Humberto S. Lopez	BACKGROUND

Age 70

Director since 1995

Committees

•

Finance (Chair)

•

Audit

•

Human Resources

INDEPENDENT DIRECTOR

Mr. Lopez is an accomplished real estate developer throughout Arizona and brings the following key attributes to the Company:

•

Strategic oversight and analysis of business strategies

•

Financial literacy

•

Leadership experience

Mr. Lopez is President of HSL Properties, Inc. (real estate development and investment), in Tucson, Arizona. He has held this position since 1975.

QUALIFICATIONS

In addition to management and business knowledge, Mr. Lopez brings extensive investment and real estate development expertise to the Company. His understanding of real estate and associated markets has proven to be a valuable asset to the Company due to the importance of those markets in Arizona. Mr. Lopez is also familiar with the State's historic economic cycles, which helps the Company plan for future growth and energy needs.

Kathryn L. Munro	BACKGROUND

Age 67

Director since 2000

Lead Director

Committees

•

Corporate Governance (Chair)

•

Finance

•

Human Resources

INDEPENDENT DIRECTOR

As a former CEO of BofA's Southwest Banking Group, Ms. Munro brings a wealth of experience to the Company, including the following key attributes:

•

CEO experience

•

Financial literacy

•

Risk oversight and management experience

Ms. Munro is a principal of BridgeWest, LLC (an investment company). She has held this position since July 2003. Ms. Munro was Chairman of BridgeWest, LLC from February 1999 until July 2003. From 1996 to 1998, Ms. Munro served as Chief Executive Officer of Bank of America's ("BofA") Southwest Banking Group and was President of BofA Arizona from 1994 to 1996. Prior to that, Ms. Munro held a variety of senior positions during her 20-year career with BofA. Ms. Munro is also a director of Knight Transportation, Inc. ("Knight") and Premera Blue Cross. Within the past five years, Ms. Munro was a director of FLOW International Corporation.

Ms. Munro is the Company's Lead Director.

QUALIFICATIONS

As principal of an investment company, and as former Chief Executive Officer of BofA's Southwest Banking Group and President of BofA Arizona, Ms. Munro brings business acumen and financial knowledge to the Company. Her experience with the cycles in Arizona's economy assists a growing infrastructure company like Pinnacle West in accessing capital and meeting its financing needs. Ms. Munro is an experienced director, currently serving on the boards of Knight and Premera Blue Cross.

2016 Proxy Statement | 29

PROPOSAL 1 — ELECTION OF DIRECTORS

Bruce J. Nordstrom	BACKGROUND

Age 66

Director since 2000

Committees

•

Audit (Chair)

•

Corporate Governance

•

Nuclear and Operating

INDEPENDENT DIRECTOR

As the President of Nordstrom and Associates and a practicing CPA, Mr. Nordstrom brings the following key attributes to the Company:

•

Audit expertise

•

Financial literacy

•

Risk oversight and management experience

Mr. Nordstrom is President of and a certified public accountant at the firm of Nordstrom & Associates, P.C., in Flagstaff, Arizona. He has held this position since 1988.

QUALIFICATIONS

As the president of an accounting firm, Mr. Nordstrom has an extensive accounting, auditing and financial skill set. Additionally, he provides familiarity with principles of risk management and oversight, and the perspectives of customers in the Northern Arizona service territory of APS.

David P. Wagener	BACKGROUND

Age 61

Director since 2014

Committees

•

Audit

•

Finance

•

Nuclear and Operating

INDEPENDENT DIRECTOR

As the Managing Partner of Wagener Capital Management, Mr. Wagener is experienced at analyzing business strategies, and brings the following key attributes to the Company:

•

Strategic oversight and analysis of business strategies

•

Investor experience

•

Industry experience

Mr. Wagener is the Managing Partner of Wagener Capital Management, an investment and advisory firm serving utility and private equity companies. He has held this position since June 1995. Mr. Wagener previously held executive positions at Salomon Brothers and Goldman, Sachs & Co. Within the past five years, Mr. Wagener served as director of Ormat Technologies. Mr. Wagener served as a director of SunCor Development Company from January 2011 to March 2013.

QUALIFICATIONS

Mr. Wagener brings to the Board over 30 years of experience in the power/energy industry, project finance and investment banking experience, and knowledge of utility regulation. His participation brings value to the Company and the Board as we address structural and business challenges facing the utility industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF THE NOMINATED SLATE OF DIRECTORS

30 | 2016 Proxy Statement

DIRECTOR INDEPENDENCE

Director Independence

NYSE rules require companies whose securities are traded on the NYSE to have a majority of independent directors. These rules describe certain relationships that prevent a director from being independent and require a company's board of directors to make director independence determinations in all other circumstances. The Company's Board has also adopted Director Independence Standards to assist the Board in making independence determinations. These Director Independence Standards are available on the Company's website (www.pinnaclewest.com).

Nine of our ten directors are independent.	Based on the Board's review, the Board has determined that one of the Company's directors is not independent and that all of the other directors are independent. The independent directors are Messrs. Fox, Gallagher, Lopez, Nordstrom, and Wagener, Drs. Cortese, Herberger and Klein, and Ms. Munro. Mr. Brandt is not independent under the NYSE rules or the Director Independence Standards because of his employment with the Company. Ms. Susan Clark-Johnson passed away in January 2015. She was independent while she was a member of the Board.

In accordance with the NYSE rules and the Director Independence Standards, the Board undertakes an annual review to determine which of its directors are independent. The review generally takes place in the first quarter of each year; however, directors are required to notify the Company of any changes that occur throughout the year that may impact their independence.

Dr. Cortese is independent under the tests imposed by the NYSE rules and our Director Independence Standards.
Dr. Cortese is an employee of Arizona State University ("ASU") in his capacity as the Director of the ASU Health Care Delivery and Policy Program and a Foundation Professor in the Department of Biomedical Informatics, Ira A. Fulton School of Engineering and in the School of Health Management and Policy, W.P. Carey School of Business. Ms. Clark-Johnson was also an employee of ASU in her capacity as a Professor of Practice at ASU's Walter Cronkite School of Journalism. ASU is considered a part of the reporting entity for the State of Arizona (the "State") for financial reporting purposes and, as such, the State is the entity considered in applying the independence tests. In considering the independence of Ms. Clark-Johnson and Dr. Cortese, the Board considered the fact that transactions between the State and the Company and its affiliates consist of providing electric service, the payment of various State fees, taxes, memberships, licenses, sponsorships and donations, and the payment by each party of utility-related costs. The Board determined that these matters did not impact Ms. Clark-Johnson's and do not impact Dr. Cortese's independence, since amounts paid to or received from the State are less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards. In addition, neither of these directors benefitted, and in the case of Dr. Cortese does not benefit, financially, directly or indirectly, from ASU's business relationships with the Company, most of which consist of receiving electric service at regulated rates.
2016 Proxy Statement | 31

DIRECTOR INDEPENDENCE

Mr. Fox is independent under the tests imposed by the NYSE rules and our Director Independence Standards.	Mr. Fox serves as a director of Univar, Inc. APS purchases chemicals that are used in the operation and maintenance of our power plants, primarily in controlling our water chemistry, from Univar. However, since: (a) the amounts paid to Univar were less than the dollar thresholds set forth in the NYSE rules and our Director Independence Standards and were less than one percent of the Company's and Univar's revenues for fiscal year 2015; (b) the relationship between APS and Univar pre-dates Mr. Fox joining the Board; and (c) our purchases from Univar are negotiated at arm's length, the Board determined that these transactions do not impact Mr. Fox's independence.
Mr. Gallagher is independent under the tests imposed by the NYSE rules and our Director Independence Standards. Mr. Gallagher has no involvement in legal services provided to the Company.
In considering the independence of Mr. Gallagher, the Board considered that the law firm of Gallagher & Kennedy, where Mr. Gallagher is Chairman Emeritus, provided legal services to the Company in 2015 and is expected to provide legal services to the Company in 2016. However, since: (a) the amounts paid to Gallagher & Kennedy were less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards, and were less than one percent of the Company's and Gallagher & Kennedy's revenues for fiscal year 2015; (b) Mr. Gallagher does not furnish legal services to the Company; and (c) he has advised the Company that he receives no compensation or benefits from Gallagher & Kennedy as a result of the firm providing legal services to the Company, the Board determined that Mr. Gallagher was independent.

With respect to all of the directors, the Board considered that many of the directors and/or businesses of which they are officers, directors, shareholders, or employees are located in APS's service territory and purchase electricity from APS at regulated rates in the normal course of business. The Board considered these relationships in determining the directors' independence, but, because the rates and charges for electricity provided by APS are fixed by the Arizona Corporation Commission (the "ACC"), and the directors satisfied the other independence criteria specified in the NYSE rules and the Director Independence Standards, the Board determined that these relationships did not impact the independence of any director. The Board also considered contributions to charitable and non-profit organizations where a director also serves as a director of such charity or organization. However, since no director is also an executive officer of such charitable or non-profit organization, the Board determined that these payments did not impact the independence of any director.

32 | 2016 Proxy Statement

Stock Matters

Ownership of Pinnacle West Stock

The following table shows the amount of Pinnacle West common stock owned by the Company's directors, the Named Executive Officers, our directors and executive officers as a group, and those persons who beneficially own more than 5% of the Company's common stock. Unless otherwise indicated, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned.

The address of each of the listed shareholders not otherwise set forth below is P.O. Box 53999, Mail Station 8602, Phoenix, Arizona 85072-3999. Unless otherwise indicated, all information is as of March 10, 2016, the Record Date for the Annual Meeting.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED(1) (#)	PERCENT OF CLASS (%)

Directors:
Donald E. Brandt	230,038	*
Denis A. Cortese, M.D.	14,025	*
Richard P. Fox	4,731	*
Michael L. Gallagher	29,991	*
Roy A. Herberger, Jr., Ph.D.	33,168	*
Dale E. Klein, Ph.D.	11,763	*
Humberto S. Lopez	62,641	*
Kathryn L. Munro	33,451	*
Bruce J. Nordstrom	31,990	*
David P. Wagener	5,891	*
Other Named Executive Officers:
Randall K. Edington	63,379	*
David P. Falck	51,159	*
James R. Hatfield	66,060	*
Mark A. Schiavoni	34,410	*
All Directors and Executive Officers as a Group (23 Persons):	787,166	*
5% Beneficial Owners:(2)
BlackRock, Inc. and certain related entities(3) 40 East 52nd Street New York, NY 10022	9,967,430	9.0
State Street Corporation and certain related entities(4) One Lincoln Street Boston, MA 02111	5,803,655	5.2
The Vanguard Group Inc.(5) 100 Vanguard Boulevard Malvern, PA 19355	9,550,910	8.6

*
Represents less than 1% of the outstanding common stock.
2016 Proxy Statement | 33

STOCK MATTERS
(1)
Includes vested Supplemental RSUs (as defined later in the CD&A) for the Named Executive Officers; vested restricted stock units ("RSUs") and stock units ("SU") payable in stock for the directors; and associated dividends payable in stock; as follows: Mr. Brandt — 26,498; Mr. Edington — 14,719; Mr. Falck — 7,365; Mr. Hatfield — 7,365; Mr. Schiavoni — 7,365; Mr. Gallagher — 5,820; Dr. Klein — 11,663; Dr. Herberger — 4,016; and Ms. Munro — 9,237. The following shares are held jointly: Dr. Klein — 100; and Mr. Nordstrom — 30,490. The following shares are held in joint trusts: Dr. Cortese — 14,025; Mr. Edington — 38,913; Mr. Gallagher — 24,171; Mr. Hatfield — 48,695; Dr. Herberger — 19,529; Mr. Lopez — 62,641; Ms. Munro — 22,673; and Mr. Wagener — 5,891.

(2)
The Company makes no representations as to the accuracy or completeness of the information in the filings reported in footnotes 3-5.

(3)
BlackRock, Inc. Schedule 13G/A filing, dated January 22, 2016, a parent holding company and certain affiliates, reports beneficial ownership of 9,967,430 shares, with sole voting power as to 8,982,985 shares and sole dispositive power as to 9,967,430 shares.

(4)
State Street Corporation Schedule 13G filing, dated February 12, 2016, a parent holding company and certain affiliates, reports beneficial ownership of 5,803,655 shares, with shared voting and dispositive power. The Company maintains normal commercial relationships with State Street Corporation and its subsidiaries. The Company does not consider these relationships to be material.

(5)
The Vanguard Group, Inc. Schedule 13G/A, dated February 10, 2016, reports beneficial ownership of 9,550,910 shares with shared voting power as to 10,100 shares, sole voting power as to 209,610 shares, shared dispositive power as to 211,310 shares, and sole dispositive power as to 9,339,600 shares; Vanguard Fiduciary Trust Company as beneficial owner of 171,610 shares; and Vanguard Investments Australia, Ltd., as beneficial owner of 77,700 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes of ownership with the SEC. Based solely on the Company's review of these reports, the Company believes that its directors, executive officers, and greater than 10% beneficial owners complied with their respective Section 16(a) reporting requirements for fiscal year 2015 on a timely basis.

34 | 2016 Proxy Statement

Related Party Transactions

The Corporate Governance Committee is responsible for reviewing and approving all transactions with any related party, which consists of any of our directors, director nominees, executive officers, shareholders owning more than 5% of the Company's common stock and, with respect to each of them, their immediate family members and certain entities in which they are an officer or a shareholder, partner, member or other participant who, directly or indirectly, has a substantial ownership interest in or otherwise substantially controls or shares control of such entity (a "Related Party"). This obligation is set forth in writing in our Statement of Policy Regarding Related Party Transactions (the "Policy").

To identify Related Party Transactions, as defined in the Policy, each year the Company requires our directors and officers to complete director and officer questionnaires identifying any transactions with the Company in which a Related Party has an interest. We review Related Party Transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with our interests. The Code of Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to notify the Company's management. In addition, the Policy specifically provides that any Related Party Transaction must be approved or ratified by the Corporate Governance Committee. A "Related Party Transaction" is any transaction or a series of similar transactions in which the Company or any of its subsidiaries is or was a participant, where the amount involved exceeds $120,000 in the aggregate, and in which any Related Party has a direct or indirect material interest, other than:

•
Transactions in which rates or charges are fixed in conformity with law or governmental authority (such as APS rates approved by the ACC);

•
Transactions in which the rates or charges are determined by competitive bid; or

•
The payment of compensation by the Company to the executive officers, directors, or nominees for directors.

Based on the Policy, SEC rules, and our review, we had no Related Party Transactions in 2015.

2016 Proxy Statement | 35

Report of the Human Resources Committee

The Human Resources Committee submitted the following report:

The Human Resources Committee is composed of non-employee directors, each of whom is independent as defined by NYSE rules and the Company's Director Independence Standards.

In accordance with SEC rules, the Human Resources Committee discussed and reviewed the Compensation Discussion and Analysis with management and, based on those discussions and review, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

HUMAN RESOURCES COMMITTEE CHAIR Roy A. Herberger, Jr., Ph.D.	HUMAN RESOURCES COMMITTEE MEMBERS Denis A. Cortese, M.D. Richard P. Fox Humberto S. Lopez Kathryn L. Munro
36 | 2016 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis ("CD&A")

Our Named Executive Officers are:

•

Donald E. Brandt, Chairman of the Board, President and Chief Executive Officer of PNW and APS;

•

James R. Hatfield, Executive Vice President and Chief Financial Officer of PNW and APS;

•

Randall K. Edington, Executive Vice President and Chief Nuclear Officer of APS;

•

David P. Falck, Executive Vice President and General Counsel of PNW and APS; and

•

Mark A. Schiavoni, Executive Vice President and Chief Operating Officer of APS.

Executive Summary

Our Philosophy and Objectives. Our compensation program is designed to be transparent with a clear emphasis on putting pay at risk and retaining key executives. Our executive compensation philosophy incorporates the following core principles and objectives:

•

Alignment with Shareholder Interests. We structure our annual cash and long-term equity incentive compensation to put pay at risk and reward performance. Payouts under these plans are tied predominantly to the Company's total return to shareholders, earnings, and the achievement of measurable and sustainable business and individual goals, so that executives' interests are tied to the success of the Company and are aligned with those of our shareholders.

•

Key Management Retention. We structure our program to provide compensation at levels necessary to attract, engage and retain an experienced management team who have the skill sets to succeed in our complex operating and regulatory environment, including operating Palo Verde, and to provide consistently strong operating and financial results.

Highlights of our Compensation Program:

•
Pay for Performance — a significant portion of our Named Executive Officers' compensation is at risk and based on performance — our annual cash incentive plans are 100% tied directly to earnings, business unit performance and individual performance, and our performance shares are based on total shareholder return and value-driving business metrics;

•
Limited Perquisites — we offer limited perquisites; and

•
No Excessive Risk-Taking — we use multiple business performance metrics, capped payouts and other features that are intended to reward performance but not encourage unacceptable risk taking.
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EXECUTIVE COMPENSATION

Key Changes made to our Compensation Program:

At the 2015 Annual Meeting, our shareholders approved the compensation of our executive officers. Following the Annual Meeting, the Human Resources Committee (for purposes of the CD&A, the "Committee") reviewed and discussed developments in executive compensation practices and the feedback we received from our shareholders. The Committee approved the following changes to our compensation program:

•
Changed the allocation of long-term equity grants from 55% performance-based and 45% time-based to 60% performance-based and 40% time-based beginning with the awards made in 2016;

•
Starting with the 2015 CEO Incentive Plan and continuing with the Pinnacle West 2016 Annual CEO Incentive Award Plan, we limit the use of discretion solely to the occurrence of unanticipated events that might arise during the performance period;

•
Added clawback provisions to our cash incentive plans and performance share award agreements that make the awards subject to potential forfeiture or recovery; and

•
Increased the stock ownership guideline for the CEO.

Overview of 2015 Company Performance.    Pinnacle West is a holding company that derives essentially all of its revenues and earnings from our wholly-owned subsidiary, APS, a vertically-integrated electric utility. Our 2015 accomplishments included:

•
Pinnacle West increased the dividend for the fourth straight year by 5.0%;

•
Pinnacle West share price reached a new all-time high and new 52-week intraday highs on four trading days;

•
Pinnacle West's earnings of $437 million, or $3.92 per share, represented an increase of 9.5% over 2014 earnings per share;

•
APS operates Palo Verde, the largest nuclear generating station in the United States. In 2015:

  o
  Palo Verde generated more electricity than in any year since it began operating in 1986, 32.5 million megawatt-hours, and it remains the only U.S. generating station to produce more than 30 million megawatt-hours in a year;

  o
  Palo Verde achieved a capacity factor of 94.3% and a record capacity factor of 100.2% between June and September; and

•
APS had its second lowest number of OSHA recordables and expects to remain within the top decile for electric utilities; additionally, APS continued to implement physical enhancements and cyber security defenses to protect our people and assets.

Setting Executive Compensation

The Human Resources Committee.    The Committee monitors executive officer compensation throughout the year and undertakes a thorough analysis of our executive officer compensation each Fall. This review includes consideration of competitive positions relative to specified labor markets, the mix of compensation components, performance requirements, the portion of pay at risk and tied to performance, and individual performance evaluations. From December through February, the Committee considers and approves executive officer compensation, including salary and cash and non-cash incentives.

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EXECUTIVE COMPENSATION

Role of Executive Officers in Determining Executive Compensation.    The Committee makes all compensation decisions relating to our CEO's compensation, makes awards under the 2012 Long-Term Incentive Plan (the "2012 Plan"), and determines the awards under the 2015 Incentive Plans, as defined later in this CD&A. The Committee recommends other executive officer compensation decisions, which are approved by the Board for Pinnacle West officers and the Board of Directors of APS for APS officers. Management works with the Committee in establishing the agenda for Committee meetings and in preparing meeting information. Management conducts evaluations and provides information on the performance of the executive officers for the Committee's consideration and provides such other information as the Committee may request. Management also assists the Committee in recommending: salary levels; annual incentive plan structure and design, including earnings and business unit performance targets or other goals; long-term incentive plan structure and design, including award levels; and the type, structure, and amount of other awards. The executive officers are available to the Committee's compensation consultant to provide information as requested by the consultant. At the request of the Chair of the Committee, the CEO or other officers may attend and participate in portions of the Committee's meetings.

Role of Compensation Consultants.    The Committee's charter gives the Committee the sole authority to retain and terminate any consulting firm used by the Committee in evaluating non-employee director and officer compensation. The Committee engaged Frederick W. Cook & Co. to assist the Committee in its evaluation of 2015 compensation for our executive officers (the "Consultant"). The Consultant does not provide any other services to the Company or its affiliates. The Committee has assessed the independence of the Consultant and has concluded that the Consultant is an independent consultant to the Committee as determined under the NYSE rules. The Committee instructed the Consultant to prepare a competitive analysis of the compensation of the executive officers of the Company and of APS, and to make recommendations for changes to the existing compensation program, if warranted.

Determining The Peer Group.    As a regular part of the executive compensation review process, the Committee reviews the peer group annually for its continued appropriateness. As a result of such review, the Committee made changes to the peer group that was used in setting 2015 executive compensation. The Committee removed Entergy Corporation and NextEra Energy, Inc. due to their focus on unregulated operations and also removed NV Energy, Inc. and Progress Energy, Inc., which had been acquired and ceased to be public companies. The removed companies were replaced with Edison International, Consolidated Edison, NiSource Inc. and Hawaiian Electric Industries, each of which was more comparable to the Company based on several factors including being highly or mostly regulated, nuclear ownership, comparable regulatory environment and headquartered in a major metropolitan area.

The utility industry has been in a period of consolidation for several years. Corporate transactions such as acquisitions and mergers can have the effect of compromising the comparability of Pinnacle West's performance versus a number of the firms in the peer group in a given period. Over the last 3-year period, companies which appeared in the peer group were involved in acquisition or merger transactions, several of which involved companies with market capitalizations similar to Pinnacle West. These companies were no longer included in the peer group subsequent to the completion of the transactions.

2016 Proxy Statement | 39

EXECUTIVE COMPENSATION

The Peer Group is broadly similar to the Company in scope and complexity of operations (taking into account nuclear operations, regulatory profile, and other quantitative and qualitative considerations) and positions the Company close to the median with respect to revenues (adjusted as explained below). For 2015, the Peer Group consisted of the following predominantly rate-regulated utilities (the "Peer Group"):

Peer Group

Alliant Energy Corporation	Ameren Corporation	Consolidated Edison, Inc.	DTE Energy Company
Edison International	Hawaiian Electric Industries, Inc.	NiSource Inc.	Northeast Utilities (now Eversource Energy)
OGE Energy Corp.	PPL Corporation	SCANA Corporation	The Southern Company
TECO Energy, Inc.	Wisconsin Energy Corporation (now WEC Energy Group, Inc.)	Xcel Energy, Inc.

In determining both the composition of the Peer Group and the Company's relative position to that group, the number used for APS revenues was adjusted to take revenues attributable to managed assets, in addition to owned assets, into account. This adjustment was based on the following:

•
Palo Verde is the United States' largest nuclear generating facility, with a net generation rating of approximately 4,000 megawatts. Palo Verde has seven utility owners. APS owns or leases the largest share of the station (29.1%). APS is responsible for the operation of 100% of the facility.

•
Four Corners is a 2-unit coal-fired plant located in New Mexico, with a net generation rating of approximately 1,540 megawatts, of which APS owns 63%. Similar to Palo Verde, APS is responsible for the operation of 100% of the facility.

•
While APS contracts with the other owners of these power stations for reimbursement of costs attributable to their ownership shares, as the sole operator APS is subject to additional business and legal risks and operational requirements. Some of these risks and requirements include plant-wide procurement activities, legal and regulatory compliance, safety and security assurance and programs, and hiring and supervising the large workforces necessary to operate these facilities.

To reflect this expanded scope of responsibility and risk, APS used a number of $5.5 billion compared to its reported twelve months ending June 30, 2014 revenues of $3.4 billion for determining the Peer Group and its position in the Peer Group. The adjustment placed APS near the median of the Peer Group for revenues. The Committee believes that the senior executives of the Company face challenges in the operation of Palo Verde that require skill sets similar to those of executives at larger Peer Group companies with significant nuclear operations.

Consultant's Report.    The Consultant reviewed our executive compensation practices and considered the extent to which these practices support our executive compensation objectives

40 | 2016 Proxy Statement

EXECUTIVE COMPENSATION

and philosophy. As part of this study, the Consultant performed competitive pay comparisons for our executive officers based on:

•
2013 compensation information as disclosed in 2014 SEC filings for the Peer Group;

•
General industry data based on surveys published by Aon Hewitt (averaging data for companies in the $2.5 — $5 billion revenue bracket and the $5 — $10 billion revenue bracket) and Towers Watson & Co. ("Towers Watson") (averaging data for companies in the $3 — $6 billion revenue bracket and the $6 — $10 billion revenue bracket); and

•
Industry-specific survey data from the Towers Watson Energy Services Industry Survey (reflecting the average between companies in the $3 — $6 billion revenue bracket and companies with revenues greater than $6 billion).

From these sources, the Consultant developed a consensus in which the competitive industry comparison for Messrs. Brandt, Hatfield, Falck, and Schiavoni reflects one-third proxy statement data, one-third Energy Services Industry Survey, and one-third general industry surveys. Mr. Edington did not have a general industry survey match, so his competitive industry comparison reflects one-half proxy statement data and one-half Energy Services Industry Survey. Compensation levels were updated to July 2015 using a 3% annual growth factor that the Consultant indicated reflected projected executive-level market movement from major salary-planning surveys selected by the Consultant.

In providing information to the Committee with respect to setting 2015 compensation, the Consultant reviewed the total compensation of the Named Executive Officers and presented its analysis in October 2014. The Consultant also reviewed the individual elements of compensation, including the type of annual incentives and long-term incentives, and evaluated the competitiveness of the individual elements of compensation of each such officer based on the survey data discussed above.

2016 Proxy Statement | 41

EXECUTIVE COMPENSATION

In its analysis, the Consultant looked at competitive findings for base salary, annual incentive, and long-term equity incentives to the Named Executive Officers as compared to the 25th, 50th and 75th percentile (compensation data was treated at the 25th, 50th or the 75th percentile if it was within +/– 10%). The conclusions of the report as to competitive pay comparisons of the Named Executive Officers for these three compensation elements are as follows:

OFFICER	BASE SALARY	2013 ACTUAL ANNUAL INCENTIVE AS A PERCENTAGE OF BASE SALARY	LONG-TERM INCENTIVE(1)

Mr. Brandt	at the 75th percentile	at the 75th percentile	at the 50th percentile
Mr. Hatfield	at the 50th percentile	at the 50th percentile	at the 25th percentile
Mr. Edington	above the 75th percentile	at the 50th percentile	below the 25th percentile
Mr. Falck	at the 50th percentile	at the 50th percentile	above the 25th percentile but below the 50th percentile
Mr. Schiavoni	at the 50th percentile	at the 50th percentile	below the 25th percentile

(1)
Long-term incentive comparison excludes: (i) the one-time award of the supplemental grants of RSUs that were granted in February 2011 for performance prior to 2011 (the "Supplemental RSUs"), which are discussed in footnote 1 to the Option Exercises and Stock Vested table; (ii) the special retention award of RSUs that were granted to Mr. Brandt in December 2012 (the "Retention Grant"), which is discussed in footnote 3 to the Outstanding Equity Awards at Fiscal Year-End table; and (iii) certain arrangements with Mr. Edington and Mr. Falck under the non-qualified deferred compensation plan as described later in this CD&A.

Application of the Committee's Judgment.    The analysis in the Consultant's report and its recommendations regarding the competitiveness and structure of compensation are factors that the Committee takes into account in its evaluation of compensation for the Named Executive Officers. The Committee considers the competitive market data presented by the Consultant as an important reference point to assure the Committee of the reasonableness of compensation levels and programs provided to executive management; however, actual compensation levels also take into account the individual executives and their responsibilities, skills, expertise, value added, and other external factors, such as the competitive marketplace for executive talent.

In setting Mr. Edington's compensation and entering into his 2012 Supplemental Agreement and 2014 Supplemental Agreement, which are discussed later in the narrative disclosure to the Summary Compensation Table and the Grants of Plan-Based Awards table, the Committee took into account Mr. Edington's critical skills, nuclear expertise, the demand in the competitive marketplace for Chief Nuclear Officers, and his demonstrated performance in significantly improving the operating performance of Palo Verde.

42 | 2016 Proxy Statement

EXECUTIVE COMPENSATION

Company, business unit, and individual officer performance, as well as compensation competitiveness, are the primary factors in determining the level of total direct compensation for the Named Executive Officers. While the Committee considers internal pay equity in making compensation decisions, we do not have a policy requiring any set levels of internal pay differentiation. Finally, the Committee evaluates other factors that it considers relevant, such as the financial condition of the Company and APS. The Company does not have a pre-established policy or target for allocation between cash and non-cash compensation or between short-term and long-term incentive compensation. The Committee does allocate between the two forms of equity grants as stated under the heading "Executive Summary" in this CD&A.

As noted above, at our 2015 Annual Meeting, the shareholders cast an advisory vote on our executive compensation. The vote was not binding upon the Company, our directors or the Committee. Of the shareholder votes cast, more than 84% were "FOR" the compensation of the executives as disclosed in our 2015 Proxy Statement, excluding abstentions. The Committee was cognizant of this result in its consideration of the key components, design, implementation and amounts of our compensation program.

Executive Compensation Components

The Company's core executive compensation program consists of the following components:

In addition, the Company provides pension programs, a deferred compensation program, change of control arrangements and limited perquisites.

2016 Proxy Statement | 43

EXECUTIVE COMPENSATION

The chart below indicates how each element of our 2015 executive compensation program was intended to achieve our compensation objectives of aligning the interests of executives and shareholders, placing a portion at risk, and attracting and retaining qualified, experienced executives.

2015	WHY WE PAY IT

COMPENSATION ELEMENT	ALIGNMENT	PAY AT RISK	ATTRACT AND RETAIN	COMMENTS

Base Salary			✓	Salary is based on experience and responsibilities and is benchmarked to the Peer Group and market conditions to maintain competitive levels.
Annual Cash Incentive	✓	✓	✓	Annual cash incentive is designed to reward achievement of annual performance objectives, which are designed to enhance shareholder value.
Performance Shares	✓	✓	✓	Performance shares reward achievement of long-term performance objectives — payout is tied to seven performance metrics that are intended to enhance shareholder value and the payout is determined at the end of a three-year performance cycle.

Performance shares also encourage retention.

RSUs	✓	✓	✓	The value of RSUs is dependent upon share price appreciation, which reflects Company performance and enhances alignment with shareholder interests. Four-year vesting encourages retention.
Benefits	✓	✓	Our pension programs and deferred compensation program are designed to attract and retain talented executives.

Our change of control agreements provide alignment in change of control situations by removing job loss concern and promoting executive retention.

Because the Company offers limited perquisites, we do not believe that they are a material component of our compensation program. We provide them to attract and retain key management.

Compensation Design

Pay at Risk.    The Company believes that a significant portion of each Named Executive Officer's total compensation opportunity should reflect both upside potential and downside risk.

44 | 2016 Proxy Statement

EXECUTIVE COMPENSATION

The illustrations below show how the Company views the allocation of the Named Executive Officers' compensation between guaranteed pay (base salary) and pay at risk (annual incentive plan, other cash incentives, and long-term incentives).

2015 CEO Total Compensation(1)

(1)
Annual Incentive: See the description of the CEO Incentive Plan on page 47 of this Proxy Statement.

2015 Average for Other Named Executive Officers' Total Compensation

Risk-Taking.    The compensation program is designed to reward performance but not encourage unacceptable risk-taking. The Committee evaluates the potential for unacceptable risk-taking in compensation design on an ongoing basis. We believe that the design of our executive compensation program does not unduly incentivize our executives to take actions that may conflict with our risk-based decision-making. Material risk in our compensation design is mitigated in several ways:

•
Earnings goals and award opportunities in our annual cash incentive programs are at levels intended to be challenging without the need to take inappropriate risks;

•
Our long-term incentives consist of time-based RSUs that vest over a multi-year period and performance shares that are earned at the end of a three-year period, both of which provide upside potential and downside risk; moreover, the use of RSUs in our long-term incentive program mitigates the likelihood of risk-taking because RSUs, as opposed to stock options, for example, retain some value even in a depressed market;

•
Payouts are capped under the annual cash and long-term incentive plans at no more than twice the target amount of the award or the Base Grant (as defined in this CD&A under the heading "Long-Term Incentives");
2016 Proxy Statement | 45

EXECUTIVE COMPENSATION
•
More than one performance metric is used in our long-term performance share awards, and the award opportunities under our annual cash incentive program are based on multiple metrics, thereby minimizing the ability of the executive to manipulate incentive results;

•
The stock components inherent in our long-term incentive program, combined with our stock ownership guidelines and retention requirements, align the interests of our executives with a goal of long-term appreciation of shareholder value; and

•
Our program is consistent throughout the Company so that no one area or group is incentivized in a manner that would encourage risk-taking.

In addition, the Committee has reviewed the overall compensation program for the Company's employees and has concluded that its program is balanced and does not encourage imprudent risk-taking. Employee compensation generally consists of some or all of the compensation components described in this CD&A. Our Officer Stock Ownership and Retention Guidelines (the "Guidelines") prohibit our officers from pledging or hedging shares of Company common stock owned by them. Equity award agreements for our management employees contain a similar prohibition in respect of shares received by them under such awards.

2015 Compensation

Base Salary

The Committee reviews competitive salary information and individual salaries for executive officers on an annual basis. In considering individual salaries, the Committee reviews the scope of job responsibilities, individual contributions, business performance, retention concerns, and current compensation compared to market practices. In setting base salaries, the Committee also considers that base salary is used as the basis for calculating annual incentive awards. The base salaries for Messrs. Brandt, Hatfield, Falck and Schiavoni were within plus or minus 15% of the median of the peer group data and, based on competitive considerations, Mr. Edington's base salary was set above the 75th percentile.

In December of 2014, the Committee, based on the considerations set forth above, made the following adjustments to the base salaries of the following Named Executive Officers for fiscal year 2015:

NAME	2014 BASE SALARY ($)	2015 BASE SALARY ($)

Mr. Brandt	1,240,000	1,277,000
Mr. Hatfield	570,000	593,000
Mr. Falck	522,000	544,000
Mr. Schiavoni	600,000	640,000

Effective January 1, 2015, Mr. Edington's base salary increased from $1,000,000 to $1,050,000 pursuant to the 2014 Supplemental Agreement. The 2014 Supplemental Agreement is defined in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table.

Annual Cash Incentives

The Committee approved the CEO Incentive Plan in December 2014, which covered Mr. Brandt. Also in December 2014, acting on the recommendation of the Committee, the Board approved the APS 2015 Annual Incentive Award Plan (the "APS Incentive Plan"), which covered

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Messrs. Hatfield, Falck, and Schiavoni, and the APS 2015 Annual Incentive Award Plan for Palo Verde Employees (the "Palo Verde Incentive Plan"), which covered Mr. Edington. The APS Incentive Plan and the Palo Verde Incentive Plan are collectively referred to as the "APS Incentive Plans," and the APS Incentive Plans and the CEO Incentive Plan are collectively referred to as the "2015 Incentive Plans."

CEO Incentive Plan Award Opportunity

The CEO Incentive Plan provided the CEO an incentive opportunity based on specific achievements of both Pinnacle West earnings goals and performance goals across APS's operating business units. The award opportunity under the CEO Incentive Plan for Mr. Brandt in 2015 was as follows:

INCENTIVE AWARD COMPONENT	INCENTIVE OPPORTUNITY (% OF BASE SALARY)	% WEIGHTING

• Achievement of Threshold PNW Earnings	50%	25%
• PNW Earnings in Excess of Threshold	Up to 75%	37.5%
• Total Earnings Component Opportunity	Up to 125%	62.5%

• Total Business Unit Performance Component Opportunity (consists of performance of the Corporate Resources, Customer Service, Fossil Generation, Palo Verde, and Transmission and Distribution business units under the APS Incentive Plans, each weighted equally)	Up to 75%	37.5%

• Total 2015 CEO Incentive Award Maximum Opportunity	200%	100%

The Committee structured the CEO Incentive Plan so that if Pinnacle West earnings came in at the mid-point between threshold and maximum amounts ($417 million) and each business unit achieved its target performance levels, Mr. Brandt would receive an incentive award equal to 125% of his 2015 base salary. The Company believed that the mid-point number represented a reasonable expectation of the achievement of earnings for 2015. Through the Company's ongoing shareholder engagement program, we received feedback regarding the Committee's ability to exercise discretion with respect to the CEO Incentive Plan. As a result, we amended the plan to provide detailed metrics against which his performance would be measured. The 2015 plan limited the Committee's ability to exercise discretion to increase Mr. Brandt's award beyond the parameters described in the table above so that discretion could only be exercised to account for unanticipated events that might arise during the performance period.

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Earnings Component of the CEO Incentive Plan

EARNINGS PERFORMANCE MEASURE	2015 LEVELS	2015 RESULTS

PNW earnings	Threshold: $ 369 million Maximum: $437.3 million	$465 million

In designing the CEO Incentive Plan, the Committee set the earnings levels above based on a reasonable range of expectations for the year, while taking into account prior year performance and economic conditions. The CEO Incentive Plan provided that if the threshold earnings number is not met, no incentive payment will be awarded, regardless of business unit performance.

The earnings component of the CEO Incentive Plan accounted for 62.5% of Mr. Brandt's incentive opportunity. Because Pinnacle West's actual earnings of $437.3 million exceeded the threshold specified by the plan, Mr. Brandt achieved the threshold incentive opportunity of 50% of base salary. In calculating the achievement of earnings in excess of threshold, actual earnings equated to a level of 71% of the range between the threshold and maximum levels. This 71% achievement applied to his remaining earnings-related opportunity of up to 75% of base salary, resulted in a 53.3% incentive award for earnings achieved in excess of the threshold level. Combined, this resulted in a 2015 earnings component award of 103.3% of Mr. Brandt's base salary, out of a maximum opportunity of 125% of base salary.

Business Unit Component of the CEO Incentive Plan

The business unit performance component opportunity of the CEO Incentive Plan accounted for 37.5% of Mr. Brandt's incentive opportunity. This component was based on the achievement of specific performance goals established for the Corporate Resources, Customer Service, Fossil Generation, Palo Verde, and Transmission and Distribution business units, each weighted equally. The details about these performance metrics are set forth in the Business Unit Components of the APS Incentive Plans section on page 50 of this Proxy Statement. The incorporation of the business unit performance metrics into the CEO Incentive Plan was designed to tie Mr. Brandt's incentive to the overall operational performance of the business units, and not to emphasize any one unit's performance over the others. The performance of the business units in 2015 against these metrics was as follows:

BUSINESS UNIT(1)	2015 PERFORMANCE (% OF TARGET)

Corporate Resources	169%
Customer Service	168%
Fossil Generation	146%
Palo Verde	178%
Transmission and Distribution	120%
Average of All Business Units:	156%

(1)
The specific performance metrics for Customer Service, Fossil Generation, and Transmission and Distribution business units are set forth below under Mr. Schiavoni's performance metrics. The specific performance
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  metrics for the Palo Verde business unit are set forth under Mr. Edington's performance metrics. Corporate Resources is divided into nine functional operational areas, and the specific performance metrics for: Finance, Human Resources/Ethics and Information Technology are set forth under Mr. Hatfield's performance metrics; Legal are set forth under Mr. Falck's performance metrics; and Resource Management, Supply Chain, and Sustainability, are set forth under Mr. Schiavoni's performance metrics. Corporate Resources also included the Communications and Public Policy functional operating areas; however, each of the metrics for these two areas contributed to less than 2% of Mr. Brandt's incentive opportunity and are omitted.

Under the terms of the CEO Incentive Plan, the business unit performance results were averaged, converted to a percentage of the earnings cap and then applied to the CEO's maximum performance-related incentive opportunity for this component. This resulted in a component award of 58.5% of Mr. Brandt's base salary, out of a maximum opportunity of 75% of base salary. Based on the sum of the 103.3% achievement of the earnings component and the 58.5% achievement of the business unit performance component, Mr. Brandt's total incentive award equaled 161.8% of base salary, resulting in an award of $2,066,186.

The Committee determined Mr. Brandt's incentive award exclusively on the metrics set forth in the CEO Incentive Plan, and did not exercise any discretion to make adjustments to the award based on unanticipated events.

APS Incentive Plans Award Opportunity

The award opportunity under the 2015 Incentive Plans for each of the Named Executive Officers was as follows:

NAME	EARNINGS (% OF BASE SALARY)	BUSINESS UNIT PERFORMANCE (% OF BASE SALARY)	TOTAL INCENTIVE OPPORTUNITY (% OF BASE SALARY)

Mr. Hatfield:	APS Earnings	Corporate Resources Business Unit (Finance, Human Resources/Ethics and Information Technology)
Threshold	—	15.0%	15.0%
Target	30.0%	30.0%	60.0%
Maximum	60.0%	60.0%	120.0%
Mr. Edington:	APS Earnings	Palo Verde Business Unit
Threshold	—	16.25%	16.25%
Target	32.5%	32.5%	65.0%
Maximum	65.0%	65.0%	130.0%
Mr. Falck:	APS Earnings	Corporate Resources Business Unit (Legal)
Threshold	—	15.0%	15.0%
Target	30.0%	30.0%	60.0%
Maximum	60.0%	60.0%	120.0%
Mr. Schiavoni:	APS Earnings	Corporate Resources (Resource Management, Supply Chain, and Sustainability), Customer Service, Fossil Generation, and Transmission and Distribution Business Units (1/4 each)
Threshold	—	17.5%	17.5%
Target	35.0%	35.0%	70.0%
Maximum	70.0%	70.0%	140.0%

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In addition to the specific business unit performance measures described below, the APS Incentive Plans allowed the Committee to consider shareholder value creation, customer service, financial strength, operating performance, and safety, and to make adjustments for individual performance. The Committee could also exercise discretion under the APS Incentive Plans due to unanticipated events that might arise during the performance period.

Earnings Components of the APS Incentive Plans

EARNINGS PERFORMANCE MEASURE	2015 TARGETS	2015 RESULTS

APS earnings	Threshold: $378 million Target: $426 million Maximum: $474 million	$447.4 million, or 145% (100% plus 45% of the potential earnings range between target and maximum)

In designing the APS Incentive Plans, the Committee set the earnings levels above based on a reasonable range of expectations for the year, while taking into account prior year performance and economic conditions. The APS Incentive Plan provided that if the threshold earnings number is not met, no incentive payment will be awarded, regardless of business unit performance. The Palo Verde Incentive Plan provided that if the threshold earnings number is not met, no APS portion of the incentive payment would be awarded.

In considering the 2015 awards under the APS Incentive Plans, the Committee adjusted the APS earnings number to reflect certain costs incurred primarily for the benefit of APS and its customers but booked at Pinnacle West. The net effect of these adjustments was to reduce APS earnings from $450.3 million to $447.4 million for purposes of the 2015 awards. Under the APS Incentive Plans, the calculated incentive award was proportional to the actual earnings achieved in excess of threshold performance level. APS's earnings of $447.4 million exceeded both the threshold and target earnings levels.

Business Unit Components under the APS Incentive Plans

The business unit performance measures were tied to operational excellence, shareholder value, environmental stewardship, and metrics tied to customers, communities and our employees. Individual business unit measures that could be directly correlated to earnings were set at levels that, if achieved at target, would contribute to earnings being achieved at target. However, some of the measures, like safety and customer satisfaction, were not directly correlated to earnings, and were instead set with reference to prior year performance and a reasonable range of expectations of performance of comparable companies in our industry. The following tables disclose the performance targets, actual results, and the percentage of target performance achieved for the Corporate Resources, Customer Service, Fossil Generation, Palo Verde, and Transmission and Distribution business units. Performance of the applicable functional operational units of the Corporate Resources business unit was responsible for 50% of the overall 2015 incentive target opportunity for Messrs. Hatfield and Falck, performance of the Palo Verde business unit was responsible for 50% of the overall 2015 incentive target opportunity for Mr. Edington, and the performance of the applicable functional operational units of the Corporate Resources, Customer Service, Fossil Generation, and Transmission and Distribution business units were each weighted equally and, together comprised 50% of the overall 2015 incentive target opportunity for Mr. Schiavoni.

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Business Unit Metrics Calculations.    The range of potential achievement for each business unit metric was zero to 200% of the target level. The percentages attributable to weighting in the tables below reflect the weight of each measure as a percentage of the applicable Named Executive Officer's 2015 incentive target opportunity. The percentage of target performance achieved reflects the comparison of our actual achievement of a particular measure for 2015 to the target established for that measure. In addition to a target level, some of the performance measures also provided for a threshold level (equal to 50% of target) and a maximum level (equal to 200% of target). Performance above the maximum level resulted in achievement of 200% of target. If performance fell between threshold and target or between target and maximum, linear interpolation was used to determine the actual percentage of target performance achieved.

The Palo Verde Incentive Plan provided that Palo Verde's overall business unit performance was required to achieve at least 100% of the target level for 2015 before Mr. Edington could receive any payout under the APS earnings portion. The overall Palo Verde business unit performance for 2015 was 178% of target, so this hurdle requirement was met.

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Mr. Hatfield's business unit performance metrics (50% of the overall opportunity) were as follows:

CORPORATE RESOURCES PERFORMANCE MEASURES AND WEIGHTING	MEASURE	TARGET	ACTUAL RESULTS	% OF TARGET PERFORMANCE ACHIEVED

Finance Performance Measures — 16.67%:
Employees — 4.17%	OSHA Recordables (4.17%)	3	2	150%
Operational Excellence — 8.33%	Finance Operating and Maintenance Budget (2.50%)	Budget	0.6% Under Budget	129%
	Average of All Four Business Unit Results (5.83%)(1)	100%	153%	153%
Shareholder Value — 4.17%	Total Corporate Resources Operating and Maintenance Budget (4.17%)	Budget	4.5% Under Budget	200%
Finance Results				160%
Human Resources/Ethics Performance Measures — 16.67%:
Employees — 4.17%	OSHA Recordables (4.17%)	3	2	150%
Operational Excellence — 8.33%	HR/Ethics Operating and Maintenance Budget (2.50%)	Budget	3.0% Under Budget	200%
	Average of All Four Business Unit Results (5.83%)(1)	100%	153%	153%
Shareholder Value — 4.17%	Total Corporate Resources Operating and Maintenance Budget (4.17%)	Budget	4.5% Under Budget	200%
Human Resources/Ethics Results				171%
Information Technology Performance Measures — 16.67%:
Employees — 4.17%	OSHA Recordable Incidents (1.67%)	3	2	150%
	Human Performance Event Clock Resets (2.50%)	19	9	200%
Operational Excellence — 8.33%	Capital Project Execution (3.33%)	80%	73.1%	65%
	Capital Budget Adherence (1.67%)	7.5% ± Budget	2.0% Under Budget	200%
	Average of All Four Business Unit Results (3.33%)(1)	100%	153%	153%
Shareholder Value — 4.17%	Operating and Maintenance Budget (4.17%)	Budget	4.5% Under Budget	200%
Information Technology Results				159%
Overall Hatfield Incentive Result				163%

(1)
The average for all four business units — Customer Service, Fossil Generation, Palo Verde, and Transmission and Distribution — results are included in each of the Corporate Resources areas overseen by Mr. Hatfield and reflected as such in the table above. The weight of this metric for Mr. Hatfield emphasizes the goal of the various Corporate Resources areas in supporting the Company's business units.
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Mr. Falck's business unit performance metrics (50% of the overall opportunity) were as follows:

CORPORATE RESOURCES PERFORMANCE MEASURES AND WEIGHTING	MEASURE	TARGET	ACTUAL RESULTS	% OF TARGET PERFORMANCE ACHIEVED

Employees — 12.50%	OSHA Recordable Incidents (12.50%)	3	2	150%
Operational Excellence — 27.50%	Critical Legal Outcomes (10.00%)	8	8	100%
	Legal Operating and Maintenance Budget (7.50%)	Budget	0.7% Under Budget	134%
	Average of all Business Units Results (10.00%)	100%	153%	153%
Shareholder Value — 10.00%	Total Corporate Resources Operating and Maintenance Budget (10.00%)	Budget	4.5% Under Budget	200%
Overall Falck Incentive Result				148%

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Mr. Edington's business unit performance metrics (50% of the overall opportunity) were as follows:

PALO VERDE PERFORMANCE MEASURES AND WEIGHTING	MEASURE	TARGET	ACTUAL RESULTS	% OF TARGET PERFORMANCE ACHIEVED

Employees — 11.25%	Reactivity Management (2.00%)	95	96	150%
	Site Safety (5.00%)	10 G/W; No Red	12 Green	200%
	INPO Recordable Rate (2.50%)	≤ 0.110	0.210	0%
	Collective Radiation Exposure (1.75%)	75	57.9	200%
Operational Excellence — 15.00%	Site Capacity Factor (10.00%)	91.5%	94.3%	200%
	Spring Outage (2.50%)	≤ 31 Days	29 Days, 19 Hours	200%
	Fall Outage (2.50%)	≤ 31 Days	36 Days	0%
Performance Improvement — 13.75%	Equipment Reliability Index (2.50%)	89	95	200%
	Corrective Action Performance Scorecard (2.50%)	12 G/W; No Red	14 G/W; No Red	200%
	Site Clock Resets (Less Safety) (2.50%)	2	0	200%
	Site Operational Focus Indicator (3.75%)	14	16	200%
	Continuous Improvement Process (2.50%)	450	642	200%
Shareholder Value — 10.00%	Operating and Maintenance Budget (7.50%)	≤ Budget and 6 Months Cash Flow	$21M Under Budget and 11 Months Cash Flow	200%
	Capital Budget (2.50%)	≤ Budget and 6 Months Cash Flow	$0.6M Under Budget and 12 Months Cash Flow	200%
Overall Edington Incentive Result				178%

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Mr. Schiavoni's business unit performance metrics (50% of the overall opportunity) were as follows:

PERFORMANCE MEASURES AND WEIGHTING	MEASURE	TARGET	ACTUAL RESULTS	% OF TARGET PERFORMANCE ACHIEVED

Corporate Resources Business Unit — 12.50%:
Business Area	Supply Chain (4.17%)	100%	183.2%	183%
Performance — 12.50%	Sustainability (4.17%)	100%	183.0%	183%
	Resource Management (4.16%)	100%	173.7%	174%
	COO Corporate Resources Business Unit Results			180%
Transmission and Distribution Business Unit — 12.50%:
Employees — 3.12%	OSHA Recordable Incidents (1.87%)	18	24	50%
	Human Performance Event Clock Resets (1.25%)	29	32	63%
Operational Excellence — 7.50%	System Average Interruption Duration Index (SAIDI) — All Weather (1.88%)	72	77	75%
	System Average Interruption Frequency Index (SAIFI) — All Weather (1.88%)	0.79	0.79	100%
	QA/QC Inspections (1.87%)	85%	87.4%	148%
	Capital Project Execution (1.87%)	80%	88.6%	186%
Shareholder Value — 1.87%	Operating and Maintenance Budget (1.87%)	Budget	2.0% Under Budget	200%
	COO Transmission and Distribution Business Unit Results			120%
Customer Service Business Unit — 12.50%:
Employees — 2.50%	Human Performance Event Clock Resets (2.50%)	13	9	200%
Operational Excellence — 2.50%	Service Level Without Interactive Voice Response (2.50%)	80%	80.8%	116%
Environmental Stewardship — 1.25%	Number of Customers with Paperless Billing (1.25%)	326,000	330,515	200%
Customers and Communities — 3.13%	Customer Contact Survey (1.25%)	88%	88.9%	145%
	Customer Satisfaction Survey (0.63%)	84%	85%	150%
	JD Power Residential IOU Survey (1.25%)	Rank 9	Rank 8	125%
Shareholder Value — 3.13%	Customer Service Operating and Maintenance Budget (3.13%)	Budget	2.7% Under Budget	200%
	COO Customer Service Business Unit Results			168%

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PERFORMANCE MEASURES AND WEIGHTING	MEASURE	TARGET	ACTUAL RESULTS	% OF TARGET PERFORMANCE ACHIEVED

Fossil Generation Business Unit — 12.50%:
Employees — 2.50%	OHSA Recordable Incidents (2.50%)	7	7	100%
Operational Excellence(2) — 6.25%	Varies by Plant/Engineering (6.25%)	100%	142%	142%
Shareholder Value — 2.50%	Net Operating Expense (2.50%)	Budget	12.8% Under Budget	200%
Environmental Stewardship — 1.25%	Reportable Environmental Incidents — Plants only (1.25%)	4	3	150%
Fossil Generation Business Unit Results				146%
Overall Schiavoni Incentive Result				153%

(2)
This performance measure consists of 23 measures across seven plants and an engineering group, none of which were responsible for more than 1% of Mr. Schiavoni's total opportunity. The primary purpose of these measures is to determine incentive compensation for the employees at the plants and in the engineering group.

The following chart summarizes the target and maximum award opportunities and the actual amount awarded to Messrs. Hatfield, Edington, Falck and Schiavoni under the APS Incentive Plans:

NAME	TARGET AWARD OPPORTUNITY ($)	MAXIMUM AWARD OPPORTUNITY ($)	ACTUAL AWARD AMOUNT ($)	ACTUAL AMOUNT AS A PERCENT OF TARGET (%)

Mr. Hatfield	355,800	711,600	548,572	154%
Mr. Edington	682,500	1,365,000	1,102,238	162%
Mr. Falck	326,400	652,800	478,437	147%
Mr. Schiavoni	448,000	896,000	668,416	149%

Under the APS Incentive Plans, the earnings achievement combined with the applicable business unit performance results resulted in the indicated incentive awards, without further adjustment for individual performance, for Messrs. Hatfield, Edington, Falck, Hatfield and Schiavoni.

APS adopted the 2015 Palo Verde Specific Compensation Opportunity, which provided Mr. Edington the opportunity to receive an amount of up to $125,000 upon the achievement of the following Palo Verde operational and performance targets: the achievement of a site capacity factor greater than 92%; no substantive cross-cutting issues existing by the end of 2015; and no "greater-than-green" NRC colored findings by the end of 2015. All of the metrics were achieved and, as such, Mr. Edington received the full award of $125,000.

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Long-Term Incentives

The Company currently uses two types of equity grants: performance shares and RSUs. In 2015, awards consisted of 55% performance shares and 45% RSUs to focus the equity awards on the achievement of specific multi-year performance goals. The 2015 grants to the Named Executive Officers were as follows:

NAME	PERFORMANCE SHARES (#)	RSUs (#)	TOTAL SHARES (#)	TOTAL VALUE(1) ($)

Mr. Brandt	37,248	30,476	67,724	4,400,029
Mr. Hatfield	6,350	5,196	11,546	750,144
Mr. Edington	5,080	4,156	9,236	600,063
Mr. Falck	6,350	5,196	11,546	750,144
Mr. Schiavoni	8,466	6,928	15,394	1,000,148

(1)
Based on the closing price of Pinnacle West common stock on the date of grant of $64.97 per share and the 2015 Performance Shares valued at 100% of the Base Grant, as defined below.

To determine the amount of performance share and RSU awards, the Committee first establishes a target compensation value for each officer that it wants to deliver through long-term equity award opportunities. The Committee considers various factors, including the retention value of the total compensation package, the long-term equity component in light of the competitive environment, and individual performance. The Committee also considers target value in light of the Company's achievement of earnings targets and overall performance. Once the target value is established, the Committee determines the number of shares subject to the awards by reference to the then-current market value of the Company's common stock and for 2015, then allocated 55% of the awards to performance shares and 45% of the awards to RSUs.

Performance Shares.    We granted performance shares to our Named Executive Officers in February 2015 for a three-year performance period (the "2015 Performance Shares").

The following graph illustrates how the 2015 Performance Shares work:

The Committee grants each award recipient a specified number of performance shares, which is considered the "Base Grant." The maximum award opportunity is 200% of the Base Grant. The 2015 Performance Shares have two distinct elements — TSR and six operational performance metrics. The TSR metric provides a well-understood linkage to overall shareholder return. The operational performance metrics provide a clear line of sight to factors in the utility industry that drive management performance to increase earnings. We believe that the

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combination of these two elements in the same equity award provides a mix of motivations for performance that is superior to utilizing all of one element or the other.

50% of the Base Grant

IF THE COMPANY'S TSR OVER THE PERFORMANCE PERIOD AS COMPARED TO THE TSR OF THE COMPANIES IN THE S&P 1500 SUPER COMPOSITE ELECTRIC UTILITY INDEX (THE "INDEX") IS:	THE NUMBER OF PERFORMANCE SHARES WILL BE:

90th Percentile or Greater	100% of the Base Grant
75th Percentile	75% of the Base Grant
50th Percentile	50% of the Base Grant
25th Percentile	25% of the Base Grant
Less than 25th Percentile	None

TSR is the measure of a company's stock price appreciation plus any dividends paid during the performance period. We believe using TSR strengthens the link between officer performance and shareholder return. Additionally, TSR is the most prevalent long-term incentive metric used among the Peer Group. We anticipate that the common stock payout, if any, related to this element will be made in February 2018.

50% of the Base Grant

IF THE COMPANY'S AVERAGE PERFORMANCE WITH RESPECT TO THE PERFORMANCE METRICS IS:	THE NUMBER OF PERFORMANCE SHARES WILL BE:

90th Percentile or Greater	100% of the Base Grant
75th Percentile	75% of the Base Grant
50th Percentile	50% of the Base Grant
25th Percentile	25% of the Base Grant
Less than 25th Percentile	None

The Company's "Average Performance" with respect to the metrics listed below will be the average of the Company's percentile ranking for each of these metrics during each of the three-years of the performance period:

•
The J.D. Power Residential National Large Segment Survey for investor-owned utilities percentile ranking of the Company relative to other participating companies;

•
The Company's percentile ranking based on customer reliability results relative to other companies reported in the Edison Electric Institute ("EEI") data;

•
The Company's ranking for a customer-to-employee improvement ratio, based on data provided by SNL Financial ("SNL"), an independent third-party data system, relative to other companies reported in the SNL data;
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•
The Company's percentile ranking based on the OSHA rate (All Incident Injury Rate) relative to other companies reported in the EEI data;

•
The Company's percentile ranking based on nuclear generation capacity factors relative to other companies reported in the SNL data; and

•
The Company's percentile ranking based on coal generation capacity factors relative to other companies reported in the SNL data.

The metrics selected encompass performance inclusive of all departments and are direct indicators of key business performance success. The metrics can be readily benchmarked and will provide a clear barometer of top-tier performance excellence. We believe a focus on these performance metrics over a three-year period aligns long-term compensation with key operational goals, thereby enhancing overall Company performance. We anticipate that the common stock payout, if any, related to this performance element will be made in October 2018.

The recipient must remain employed with the Company throughout the performance period, unless the recipient meets any of the following exceptions. In the case of the recipient's retirement while qualifying for Early Retirement or Normal Retirement (the "Retirement Qualified Employee") under the Pinnacle West Capital Corporation Retirement Plan (the "Retirement Plan"), the employee is deemed to have been employed through the end of the performance period. In the case of the recipient's retirement after reaching age 60 with five years of service, but not otherwise qualifying for Early Retirement or Normal Retirement under the Retirement Plan (a "Late Career Employee"), any performance share payout will vest pro-rata based on the number of days the recipient was employed during the performance period compared to the total number of days in the period. In the event the recipient is terminated for cause (regardless of the recipient's retirement date), the recipient shall not be deemed to have been employed through the end of the performance period and will forfeit the right to receive any payout. In the event of the death or disability of a Retirement Qualified Employee or a Late Career Employee, the employee is deemed to have been employed through the end of the performance period. In the event the recipient's employment is terminated without cause during the performance period, the CEO in his discretion and with the Committee's approval may determine if, to what extent, and when, any unvested portion of the grant may vest. The 2015 Performance Shares also contain confidentiality protections that apply during employment and survive termination, and non-competition and employee solicitation restrictions that survive for a period of one year following termination of employment.

A recipient of performance shares will receive additional shares of common stock equal to the amount of dividends that the recipient would have received had the recipient directly owned the shares from the date of grant to the date of payment, plus interest on such dividends at the rate of 5% per annum, compounded quarterly, divided by the fair market value of one share of stock on the date of the stock payout. This common stock is paid out when and only if the related common stock payout is made. The 2015 Performance Shares are not included in calculating pension benefits.

As described in the next paragraph, if a participant's rights are adequately protected, a change of control will not result in any acceleration of the participant's shares. However, if a change of control occurs and the conditions of the following paragraph are not met, immediately prior to the change of control, the performance shares will convert to either cash or RSUs payable in stock, at the election of the recipient, and shall immediately vest. In converting the performance

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shares, the recipient will receive the number of shares of stock or the cash equivalent that would have been earned at the target level of performance, unless the Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction. The dividend equivalent awards will be paid in cash or stock as determined in accordance with the applicable award agreement.

Prior to a change of control, the Board may determine that no change of control shall be deemed to have occurred or that some or all of the enhancements to the rights of the recipient shall not apply to specified awards. The Board may exercise such override authority only if, before or immediately upon the occurrence of the specified event that would otherwise constitute a change of control, the Board reasonably concludes in good faith, that: (1) recipients holding awards affected by action of the Board override shall be protected by legally binding obligations of the Company or the surviving entity or the parent thereof because such awards (A) shall remain outstanding following consummation of all transactions involved in or contemplated by such change of control, (B) shall be assumed and adjusted by the surviving entity resulting from such transactions or the parent thereof, or (C) shall be exchanged for new awards issued by the surviving entity resulting from such transaction or the parent thereof; and (2) changes in the terms of the award resulting from such transactions will not materially impair the value of the awards to the participants or their opportunity for future appreciation in respect of such awards.

The 2015 Performance Shares are included in the Summary Compensation Table in the column under "Stock Awards" and in the Grants of Plan-Based Awards table. In 2012, the Committee granted performance shares to the Named Executive Officers, based on the same performance metrics as the 2015 grant. For the three-year period ended December 31, 2014, our TSR percentile was 65.0 compared to the Index. For the same period, our Average Performance percentile with respect to the performance metrics was 78.9 compared to the companies included in the performance metrics. The actual payout to each Named Executive Officer is identified in the Option Exercises and Stock Vested table.

RSUs.    We granted RSUs to our Named Executive Officers in February 2015. RSUs are incentive awards that vest in equal 25% installments over four-years if the award recipient remains employed by the Company or one of its subsidiaries. Each RSU represents the fair market value of one share of our common stock on the applicable vesting date, and the value rises and falls with the Company's stock price. Since a portion of multiple RSU awards may vest each February, the Committee selected February 20 as the vesting date for all RSUs as an administrative convenience. The following graph illustrates how the 2015 RSUs work:

The 2015 RSUs are payable at the election of the participant made shortly after the date of the initial grant, either 100% in stock or 50% in cash and 50% in stock and will vest each February 20 in an amount equal to the number of RSUs vesting on such date multiplied by the closing price of a share of our common stock on that date. If a Retirement Qualified Employee retires, the RSUs will fully vest and will be payable on the dates and in the percentages specified in the vesting schedule. If a Retirement Qualified Employee or a Late Career Employee dies or becomes disabled before the end of the vesting period, any outstanding

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RSUs will fully vest and will be payable no later than March 15 of the year following the year in which the event occurs. If a Late Career Employee retires, the recipient will receive a pro-rata payout of the portion that would have released on the next vesting date based on the number of days the recipient was employed from the last vesting date. In the event a recipient is terminated for cause, any award the recipient would otherwise be entitled to receive following the date of termination is forfeited. In the event a recipient is terminated without cause, the CEO in his discretion and with the Committee's approval may determine if, and to what extent, any unvested portion of the grant will vest.

The RSUs accrue dividend rights on the vested RSUs, equal to the amount of dividends that the participant would have received had the participant directly owned stock equal to the number of vested RSUs from the date of grant to the date of payment, plus interest at the rate of 5% per annum, compounded quarterly, with such amount paid either 100% in stock or 50% in cash and 50% in stock. The RSUs are not included in the calculation of pension benefits. In the event of a change of control, the extent, if any to which the time-based restriction imposed on the RSUs will lapse, will be determined in the same manner as discussed above with respect to the performance shares. The RSUs contain confidentiality protections that apply during employment and survive termination, and non-competition and employee solicitation restrictions that survive for a period of one year following termination of employment.

The 2015 RSUs are included in the Summary Compensation Table in the column under "Stock Awards" and in the Grants of Plan-Based Awards table. RSUs granted in previous years that vested in 2015 are identified in the Option Exercises and Stock Vested table.

Benefits

Pension Programs.    The Named Executive Officers participate in the Retirement Plan and the Supplemental Excess Benefit Retirement Plan (the "Supplemental Plan"). We describe these plans in more detail under "Discussion of Pension Benefits." The Company believes that the pension programs are important recruitment and retention tools.

Deferred Compensation Program.    The Company offers to its executive officers the ability, if the officer so chooses, to participate in a deferred compensation program. We describe our deferred compensation program in more detail under "Discussion of Nonqualified Deferred Compensation." We offer our deferred compensation program because the Committee believes that it is standard market practice to permit officers to defer some portion of their cash compensation. However, we generally consider the value in the deferred compensation plan to be the participant's own money and do not give this amount significant weight in making compensation decisions. Discretionary credits under the deferred compensation plan for Messrs. Falck and Edington are discussed under the heading "Discussion of Nonqualified Deferred Compensation" and for Mr. Edington, under the narrative disclosure to the Summary Compensation Table and Grants of Plan-Based Awards table.

Change of Control Agreements.    The Company maintains Key Executive Employment and Severance Agreements (the "Change of Control Agreements") for our officers, including the Named Executive Officers. Similar to our deferred compensation programs, Change of Control Agreements do not have a significant impact on compensation design. However, in setting annual incentives, we do consider that the change of control payment, if triggered, would be based on the average of the incentives for the prior four years. We discuss our Change of Control Agreements in more detail under "Potential Payments upon Termination or Change of Control." Our Change of Control Agreements are "double trigger" agreements that provide

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severance benefits if, during a specified period following a change of control, the Company terminates an employee without "cause" or the employee terminates employment "for good reason." We believe that the possibility of strategic transactions or unsolicited offers creates job uncertainty for executives, and that the Change of Control Agreements are effective tools to provide incentives for executives to stay with the Company in light of these uncertainties. In addition, we believe that if the agreements are appropriately structured, they do not deter takeovers or disadvantage shareholders. Each agreement is terminable on notice given six months prior to each anniversary of the agreement.

In May 2009, in connection with a review of its executive compensation practices, the Company determined that, on a going-forward basis, it would no longer provide excise tax gross-up payments in new and materially amended Change of Control Agreements with its Named Executive Officers. In unusual circumstances where the Company believes that accommodations have to be made to recruit a new executive to the Company, limited reimbursement for taxes payable on change of control payments may be included in executives' contracts, but even in those circumstances, the excise tax gross-ups will be limited to payments triggered by both a change of control and termination of employment and will be subject to a three-year sunset provision.

Perquisites.    We have had a long-standing practice of providing only limited perquisites to our executive officers. We describe our perquisites paid to each of the Named Executive Officers in footnote 4 to the Summary Compensation Table.

Taxation and Accounting Considerations Regarding Executive Compensation

Publicly-traded corporations generally are not permitted to deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to any of certain top executives, except to the extent the compensation qualifies as "performance-based" under rules set forth in the Internal Revenue Code (the "Code"). The Company does not use the deduction as a justification for awarding compensation below $1 million. To the extent the awards do exceed $1 million, the Company believes that it is in the shareholders' best interests to not only consider what components qualify for the deduction, but also preserve flexibility in designing a compensation program. For example, the RSUs described above do not qualify as performance-based compensation under the applicable tax provisions. The Committee and the Board may weigh the tax and accounting consequences of the total compensation program and the individual components of compensation when setting total compensation and determining the individual elements of an officer's compensation package. However, the Committee and the Board do not routinely apply the tax-deductibility rules to limit what they determine otherwise to be necessary and appropriate compensation awards.

Stock Ownership and Retention Guidelines

We believe that linking a significant portion of an officer's current and potential future net worth to the Company's success, as reflected in our stock price, helps to ensure that officers have a stake similar to that of our shareholders. Stock ownership guidelines also encourage the long-term management of the Company for the benefit of the shareholders.

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The Company's Guidelines are based on the officer's position and his or her base salary. The ownership requirements are shown below in respect of the indicated officer position:

OFFICER	MULTIPLE OF BASE SALARY

Chief Executive Officer	5 times Base Salary
APS President and all Executive and Senior Vice Presidents	2 times Base Salary
All other Vice Presidents and Officers	1 times Base Salary

Each officer is expected to meet his or her ownership requirement within five years following the later of January 2010 or such officer's election (the "Phase-in Period"). In the event of (1) a promotion or a change in these Guidelines that would cause the officer to move into a higher multiple level or (2) a base salary increase of more than 20% over the officer's previous base salary, an officer will have an additional three-years to meet his or her applicable ownership requirement.

The types of ownership arrangements counted toward the Guidelines are: common stock, whether held individually, jointly, or in trust with or for the benefit of an immediate family member; shares issued upon the vesting of RSUs or the payout of performance shares; and unvested RSUs to the extent they will result in the issuance of common stock to the officer.

Officers may not sell or otherwise transfer ("Dispose") any shares of Company stock received by them pursuant to any of the Company's compensation or benefit programs (net of shares sold or surrendered to meet tax withholding or exercise requirements) until his or her ownership requirement has been met. Thereafter, the officer may Dispose of any shares to the extent such transaction would not cause the officer's share ownership to fall below his or her applicable requirement. The retention requirement applies both during and after the Phase-in Period. In addition, officers may not pledge, margin, hypothecate, hedge, or otherwise grant an economic interest in any shares of Company stock whether or not his or her ownership requirement has been met. This restriction extends to the purchase or creation of any short sales, zero-cost collars, forward sales contracts, puts, calls, options or other derivative securities in respect of any shares of Company stock. If the officer does not attain compliance with his or her ownership requirement by the end of the Phase-in Period, any subsequent grants of equity compensation to such officer will be payable solely in shares of stock until the ownership requirement is met. Under the Guidelines, the CEO may grant exceptions for hardship and other special circumstances.

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All of the Named Executive Officers are in compliance with the Guidelines. The following graphs illustrate how our Named Executive Officers' holdings compare to the Guidelines:

CEO Ownership(1):	Average Ownership for the Other NEO's(1):

(1)
Based on the 12-month average stock price as of the Record Date.
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Summary Compensation Table

The following table provides information concerning the total compensation earned or paid to the Company's Named Executive Officers:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)

Donald E. Brandt,	2015	1,277,000	0	4,400,029	2,066,186	1,567,172	27,183	9,337,570
Chairman of the Board,	2014	1,240,000	0	4,199,976	1,852,560	2,009,011	26,729	9,328,276
President and CEO of	2013	1,203,300	0	4,000,235	1,893,994	1,020,892	26,344	8,144,765
the Company and APS

James R. Hatfield,	2015	593,000	0	750,144	548,572	458,772	30,492	2,380,980
Executive Vice	2014	570,000	0	750,320	502,603	465,143	24,050	2,312,116
President and Chief Financial Officer of the Company and APS	2013	540,000	0	700,005	485,611	347,743	23,621	2,096,980

Randall K. Edington,	2015	1,050,000	0	600,063	1,228,738	1,164,712	28,593	4,072,106
Executive Vice	2014	960,511	0	500,031	1,050,775	2,130,198	1,072,586	5,714,101
President and Chief	2013	925,000	0	500,208	814,505	96,488	21,708	2,357,909
Nuclear Officer, APS

David P. Falck,	2015	544,000	0	750,144	478,437	368,182	25,675	2,166,438
Executive Vice	2014	522,000	0	750,320	423,697	419,745	278,991	2,394,753
President and General Counsel of the Company and APS	2013	502,000	0	700,005	454,059	303,367	28,764	1,988,195

Mark A. Schiavoni,	2015	640,000	0	1,000,148	668,416	432,764	25,675	2,767,003
Executive Vice President	2014	563,958	0	750,320	558,031	424,749	27,419	2,324,477
and Chief Operating	2013	485,000	0	700,005	446,219	275,670	25,373	1,932,267
Officer, APS

(1)
This column reflects the aggregate grants of performance shares and RSUs, which are discussed under "2015 Compensation — Long-Term Incentives" in the CD&A and which are shown by individual grant on the Grants of Plan-Based Awards table. This column represents the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in our valuations are set forth in Note 15 of the Notes to Consolidated Financial Statements in the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the "2015 Form 10-K"). These amounts are allocated between the various equity grants as follows:

NAME	RSUs ($)	PERFORMANCE SHARES ($)

Mr. Brandt	1,980,026	2,420,003
Mr. Hatfield	337,584	412,560
Mr. Edington	270,015	330,048
Mr. Falck	337,584	412,560
Mr. Schiavoni	450,112	550,036

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The amounts included in the Summary Compensation Table for the 2015 Performance Shares, based on the probable outcome at the time of the grant, assume that the 2015 Performance Shares will be paid at 100% of the Base Grant. The 2015 Performance Shares amounts are calculated as follows:

NAME	GRANT NUMBER OF PERFORMANCE SHARES (#)	AWARD VALUE REFLECTED IN TABLE ($)	MAXIMUM AWARD VALUE ($)

Mr. Brandt	37,248	2,420,003	4,840,005
Mr. Hatfield	6,350	412,560	825,119
Mr. Edington	5,080	330,048	660,095
Mr. Falck	6,350	412,560	825,119
Mr. Schiavoni	8,466	550,036	1,100,072

There were no forfeitures in 2015.

(2)
These amounts represent the payments described under "2015 Compensation — Annual Cash Incentives" in the CD&A and, with respect to Mr. Edington, $1,500 for incentive payments received in connection with the outage incentive plans for the 2014 Fall and 2015 Spring and Fall refueling outages for Palo Verde Units 2, 1 and 3, respectively (collectively, the "Refueling Outages").

(3)
The amounts in this column for 2015 consist of: (i) the estimated aggregate change in the actuarial present value from December 31, 2014 to December 31, 2015 of each of the Named Executive Officer's accumulated benefits payable under all defined benefit and actuarial pension plans (including supplemental plans and employment agreements) as follows: Mr. Brandt — $1,503,619 (Mr. Brandt is currently eligible for retirement at a reduced retirement benefit; however, this amount represents the amount he would be entitled to receive at age 65, at which time he would receive the full retirement benefit); Mr. Hatfield — $453,537; Mr. Edington — $927,182; Mr. Falck — $342,163; and Mr. Schiavoni — $415,899; (ii) the above-market portion of interest accrued under the deferred compensation plan as follows: Mr. Brandt — $63,553; Mr. Hatfield — $5,235; Mr. Edington — $237,530; Mr. Falck — $26,019; and Mr. Schiavoni — $16,865. We describe the special agreements we have with Mr. Edington regarding his benefits in the narrative disclosure accompanying this Summary Compensation Table and the Grants of Plan-Based Awards table. The actuarial present value provided in this footnote is driven by certain assumptions including, the discount rate and the mortality assumption.

(4)
The amounts in this column include the following amounts for each of the Named Executive Officers for 2015:

Mr. Brandt:
• Company's contribution under the 401(k) plan	11,925
• Perquisites and personal benefits consisting of a car allowance, executive physical, and financial planning	15,258

Mr. Hatfield:
• Company's contribution under the 401(k) plan	11,925
• Perquisites and personal benefits consisting of a car allowance, executive physical, and financial planning	18,567

Mr. Edington:
• Company's contribution under the 401(k) plan	11,925
• Perquisites and personal benefits consisting of a car allowance and executive physical	16,668

Mr. Falck:
• Company's contribution under the 401(k) plan	11,925
• Perquisites and personal benefits consisting of a car allowance and financial planning	13,750

Mr. Schiavoni:
• Company's contribution under the 401(k) plan	11,925
• Perquisites and personal benefits consisting of a car allowance and financial planning	13,750
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Grants of Plan-Based Awards

NAME	GRANT DATE(1)	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(3) ($)

		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Donald E. Brandt		638,500	1,852,560	2,554,000
	02/17/2015(4)				18,624	37,248	74,496		2,420,003
	(PS)
	02/17/2015(5)							30,476	1,980,026
	(RSU)

James R. Hatfield		1,779	355,800	711,600
	02/17/2015(4)				3,175	6,350	12,700		412,560
	(PS)
	02/17/2015(5)							5,196	337,584
	(RSU)

Randall K. Edington		3,413	682,500	1,365,000
	02/17/2015(4)				2,540	5,080	10,160		330,048
	(PS)
	02/17/2015(5)							4,156	270,015
	(RSU)
		1(6)	125,000(6)	125,000(6)
			1,200(7)
			1,200(7)

David P. Falck		1,632	326,400	652,800
	02/17/2015(4)				3,175	6,350	12,700		412,560
	(PS)
	02/17/2015(5)							5,196	337,584
	(RSU)

Mark A. Schiavoni		2,240	448,000	896,000
	02/17/2015(4)				4,233	8,466	16,932		550,036
	(PS)
	02/17/2015(5)							6,928	450,112
	(RSU)

(1)
In this column the abbreviation "PS" means performance share awards and "RSU" means restricted stock unit awards.

(2)
As required by SEC rules, the "Estimated Possible Payouts" represent the "threshold," "target," and "maximum" payouts the Named Executive Officers were eligible to receive under the 2015 Incentive Plans. The actual awards paid to the Named Executive Officers under the 2015 Incentive Plans are disclosed in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. With respect to Messrs. Hatfield, Falck and Schiavoni, the minimum amount each officer would have been eligible to receive was calculated based on the minimum earnings level that would generate a payout and no achievement of the business unit performance metrics. The minimum amount for Mr. Edington is based on the minimum business unit performance that would generate a payout and no achievement of the APS earnings goals under the Palo Verde Plan. The CEO Incentive Plan does not specify a target opportunity. We calculated a representative target amount for Mr. Brandt by using the final results of the earnings and business unit components from 2014 (each of which were factors in Mr. Brandt's 2014 incentive award) to compute a hypothetical payout under the current 2015 CEO Incentive Plan. That hypothetical payout is used as a representative target amount. See "2015 Compensation — Annual Cash Incentives" in the CD&A for additional information about the 2015 Incentive Plans.
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(3)
The amount in this column represents the full grant date fair value for financial reporting purposes for the 2015 Performance Shares and RSUs. We describe the 2015 Performance Shares and RSUs under "2015 Compensation — Long-Term Incentives" in the CD&A.

(4)
This amount represents the 2015 Performance Shares described under "2015 Compensation — Long-Term Incentives — Performance Shares" in the CD&A. In accordance with SEC rules, we valued the awards based on the probable outcome at the time of the grant, which assumes the grant will be paid at 100% of the Base Grant and, in accordance with FASB ASC Topic 718, the closing stock price on the date of the grant. There were no forfeitures in 2015.

(5)
This amount represents the 2015 RSU awards described under "2015 Compensation — Long-Term Incentives — RSUs" in the CD&A. In accordance with FASB ASC Topic 718, we valued the RSUs using the number of RSUs awarded multiplied by the closing stock price on the date of the grant. There were no forfeitures in 2015.

(6)
This amount represents the dollar value of the 2015 Palo Verde Specific Compensation Opportunity described under "2015 Compensation — Annual Cash Incentives" in the CD&A. The actual amount paid to Mr. Edington is included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(7)
These amounts represent the payout opportunity under the outage incentive plans for the Refueling Outages. These incentive plans do not provide for a threshold or maximum payment.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

See the CD&A for further information regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards table, and for discussions regarding the formulas or criteria to be applied in determining the amounts payable, vesting schedules, and the treatment of dividends.

The Company does not have formal employment agreements with its Named Executive Officers; however, we typically enter into offer letters with new executive officers. Deferred compensation credits granted to Mr. Falck are discussed under the heading "Discussion of Nonqualified Deferred Compensation."

APS and Mr. Edington executed an offer letter dated December 20, 2006. The remaining portions of that letter still in effect are lifetime medical coverage for Mr. Edington and his spouse and a total pension benefit (including the benefit due under the Company's qualified plan and general non-qualified plan) that will accrue at 10% per year, up to a maximum of 60%, and which benefit vested in January 2012. The percentage is applied to his final average wage (highest 3 years in the final 10 years of employment and includes both base salary and annual incentives) to determine his lifetime benefit. In addition, retention units granted to him in January 2007 are also included in the calculation of pension benefits. The vested pension benefit will be paid to Mr. Edington in two forms: one-half of the benefit will be paid to him in a lump sum; and the second half of the benefit will be paid in a 100% joint and survivor annuity. The terms of the vested pension benefit and the lifetime medical coverage for Mr. Edington and his spouse are set forth in the 2008 Agreement (defined below). Mr. Edington's offer letter also provides that he will participate in specific Palo Verde annual incentive opportunities. The specific incentive opportunity for 2015 is set forth in the CD&A under "2015 Compensation — Annual Cash Incentives."

On July 18, 2008, APS and Mr. Edington entered into a letter agreement. In December 2008, APS and Mr. Edington entered into a supplemental agreement further defining Mr. Edington's pension benefits and the lifetime medical coverage as set forth in the December 20, 2006 offer

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letter and formally memorializing certain provisions of the July 18, 2008 letter agreement (the "2008 Agreement"). The provisions of the 2008 Agreement still in effect are (i) the supplemental pension benefit, and (ii) lifetime medical coverage for Mr. Edington and his spouse.

In June 2012, the Committee approved a supplemental agreement for Mr. Edington in order to incentivize the retention of his critical skills and nuclear expertise (the "2012 Supplemental Agreement"). The provisions of the 2012 Supplemental Agreement that are still in effect are the following:

•
The Company has provided interest-bearing, deferred compensation credits to Mr. Edington consisting of $350,000 as of January 1, 2012; $350,000 as of January 1, 2013; and $350,000 as of January 1, 2014. The discretionary credits vested on December 31, 2014, and will be payable over a 10-year period following his termination of employment (the "2012 Edington DCP Discretionary Credits");

•
As of December 31, 2013, Mr. Edington's existing supplemental pension benefit set forth in the 2008 Agreement increased by an amount equal to 5% of the benefit otherwise payable; and as of December 31, 2014, the supplemental pension benefit increased by an amount equal to 10% (inclusive of the preceding 5% increase) of the benefit otherwise payable; and

•
If Mr. Edington terminates his employment after December 31, 2014, within six months thereafter decides to relocate from Arizona, and is unable to recover the original purchase price on the sale of his residence in Arizona (after making reasonable efforts to do so), the Company will purchase his home for the original purchase price. The Company will then resell the home, so the Company's financial exposure, if any, will be the difference between the sales price and the original purchase price. The Company believes the terms of this home purchase arrangement, including its conditions, appropriately balance the desire to retain Mr. Edington's services compared to the modest economic cost to the Company, if any.

In October 2014, the Committee approved a supplemental agreement for Mr. Edington that provides for additional compensation terms supplemental to those set forth in the 2012 Supplemental Agreement to incentivize the retention of his critical skills and nuclear expertise (the "2014 Supplemental Agreement"). This agreement provides:

•
Mr. Edington's base salary increased to $1,000,000 effective September 30, 2014, increased to $1,050,000 effective January 1, 2015 and increased to $1,100,000 effective January 1, 2016;

•
The Company provided interest-bearing, deferred compensation credits to Mr. Edington consisting of $200,000 as of July 1, 2014, $300,000 as of January 1, 2015, and $300,000 as of January 1, 2016. The discretionary credits will vest on June 30, 2016, if Mr. Edington is actively employed by the Company on that date, and will be payable over a 10-year period following his termination of employment. Additionally, the Company provided interest-bearing, deferred compensation credits to Mr. Edington consisting of $500,000 as of September 30, 2014. These discretionary credits will vest 180 days after Mr. Edington's termination of employment if such termination is after June 30, 2016 and provided that Palo Verde's key regulatory and oversight evaluations and assessments have not declined during the period beginning September 30, 2014 and ending as of the date 180 days after Mr. Edington's termination of employment. These credits will be payable over a 10-year period following his termination of employment (collectively, the "2014 Edington DCP
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  Discretionary Credits" and together with the 2012 Edington DCP Discretionary Credits, the "Edington DCP Discretionary Credits");

•
If Mr. Edington is actively employed with the Company on June 30, 2016, Mr. Edington's existing supplemental pension benefit set forth in the 2008 Agreement as increased by the 2012 Supplemental Agreement, will increase by an amount equal to 5% of the benefit that would have otherwise been payable;

•
Mr. Edington's award opportunity target for the Palo Verde Incentive Plan for 2014 was increased from 50% to 65% of his base salary, depending on the achievement of the earnings and business unit performance goals, separately or in combination, and before adjustment for individual performance. Subject to the normal approval process by the Committee, the award opportunity target was 65% of Mr. Edington's base salary under APS's Annual Incentive Award Plan for Palo Verde Employees for each of 2015 and 2016; and

•
Mr. Edington's equity awards that were granted by the Company to Mr. Edington in February 2015 and granted in February 2016 will have a grant date fair value of $600,000 for each year, subject to the normal approval process by the Committee. Mr. Edington's 2015 and 2016 RSU grants will vest in full on Mr. Edington's retirement if it occurs on or after June 30, 2016.

APS pays 29.1% of Mr. Edington's compensation expense. The balance is reimbursed to APS by the other owners of Palo Verde.

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Outstanding Equity Awards at Fiscal Year-End

	STOCK AWARDS

NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

Donald E. Brandt	30,912(2) (RSUs)	1,993,205	38,314(7) (PS at target)	2,470,487
	76,028(3) (Retention Grant)	4,902,286	89,880(8) (PS at maximum)	5,795,462
	26,713(4) (RSUs)	1,722,454	88,463(9) (PS at maximum)	5,704,094
	17,235(5) (RSUs)	1,111,313
	9,163(6) (RSUs)	590,830

James R. Hatfield	5,270(2) (RSUs)	339,810	6,532(7) (PS at target)	421,183
	4,929(4) (RSUs)	317,822	16,050(8) (PS at maximum)	1,034,904
	3,166(5) (RSUs)	204,144	15,484(9) (PS at maximum)	998,408
	1,359(6) (RSUs)	87,628

Randall K. Edington	4,215(2) (RSUs)	271,783	5,225(7) (PS at target)	336,908
	3,181(4) (RSUs)	205,110	10,699(8) (PS at maximum)	689,871
	2,264(5) (RSUs)	145,983	11,058(9) (PS at maximum)	713,020
	1,359(6) (RSUs)	87,628

David P. Falck	5,270(2) (RSUs)	339,810	6,532(7) (PS at target)	421,183
	4,775(4) (RSUs)	307,892	16,050(8) (PS at maximum)	1,034,904
	3,015(5) (RSUs)	194,407	15,484(9) (PS at maximum)	998,408
	1,782(6) (RSUs)	114,904

Mark A. Schiavoni	7,126(2) (RSUs)	459,484	8,708(7) (PS at target)	561,492
	4,929(4) (RSUs)	317,822	16,050(8) (PS at maximum)	1,034,904
	3,090(5) (RSUs)	199,243	15,484(9) (PS at maximum)	998,408
	1,019(6) (RSUs)	65,705

(1)
The amount in this column is calculated by multiplying the closing market price of our common stock at the end of 2015 ($64.48 per share as of December 31, 2015) by the number of RSUs, performance shares ("PS")
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  and corresponding dividend rights (and interest thereon) that will be paid in stock, listed for the specified officer.

(2)
This amount represents (i) the RSUs awarded in 2015 that are described, with their vesting and release schedule, under "2015 Compensation — Long-Term Incentives — RSUs" in the CD&A as follows: Mr. Brandt — 30,476; Mr. Hatfield — 5,196; Mr. Edington — 4,156; Mr. Falck — 5,196; and Mr. Schiavoni — 6,928; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 436; Mr. Hatfield — 74; Mr. Edington — 59; Mr. Falck — 74; and Mr. Schiavoni — 198.

(3)
This amount represents the one-time special Retention Grant of RSUs awarded to Mr. Brandt in 2012. Under the terms of this grant, Mr. Brandt may, depending upon Company performance, receive up to 84,362 RSUs if he remains employed by the Company through December 31, 2016 (the "Receipt Date"). Mr. Brandt will receive 67,489 shares (the "Target Grant") if the Company's average return on equity over the period from December 19, 2012 until the Receipt Date (the "Performance Period") meets or exceeds 8.75% (the "Target ROE"). In addition, the Committee may, in its discretion award Mr. Brandt up to another 25% of the Target Grant (for a maximum total of 84,362 shares) based upon the Committee's evaluation of Mr. Brandt's overall leadership during the Performance Period. If the Company's average return on equity over the Performance Period is less than the Target ROE, Mr. Brandt will receive 75% of the Target Grant (50,617 shares). The table reflects the Target Grant amount plus 8,539 additional RSUs resulting from notional dividends that will be paid in stock.

(4)
This amount represents (i) the remaining RSUs awarded in 2014 as follows: Mr. Brandt — 25,848; Mr. Hatfield — 4,620; Mr. Edington — 3,078; Mr. Falck — 4,620; and Mr. Schiavoni — 4,620; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 865; Mr. Hatfield — 309; Mr. Edington — 103; Mr. Falck — 155; and Mr. Schiavoni — 309. The 2014 RSUs vest and are released in 25% increments beginning on February 20, 2015, so they will be fully vested on February 20, 2018.

(5)
This amount represents (i) the remaining RSUs awarded in 2013 as follows: Mr. Brandt — 16,372; Mr. Hatfield — 2,864; Mr. Edington — 2,048; Mr. Falck — 2,864; and Mr. Schiavoni — 2,864; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 863; Mr. Hatfield — 302; Mr. Edington — 216; Mr. Falck — 151; and Mr. Schiavoni — 226. The 2013 RSUs vest and are released in 25% increments beginning on February 20, 2014, so they will be fully vested on February 17, 2017.

(6)
This amount represents (i) the remaining RSUs awarded in 2012 as follows: Mr. Brandt — 8,546; Mr. Hatfield — 1,188; Mr. Edington — 1,188; Mr. Falck — 1,662; and Mr. Schiavoni — 950; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 617; Mr. Hatfield — 171; Mr. Edington — 171; Mr. Falck — 120; and Mr. Schiavoni — 69. The 2012 RSUs vest and are released in 25% increments beginning on February 20, 2013, so they will be fully vested on February 19, 2016.

(7)
This amount represents: (i) the 2015 Performance Shares — SEC rules require us to assume a number of shares equal to the target (100% of Base Grant) payout level of these performance shares, although the actual number of shares awarded, if any, will not be determined until after the end of the performance period, which ends on December 31, 2017; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 1,066; Mr. Hatfield — 182; Mr. Edington — 145; Mr. Falck — 182; and Mr. Schiavoni — 242. The 2015 Performance Shares are described with their vesting schedule under "2015 Compensation — Long-Term Incentives — Performance Shares" in the CD&A.

(8)
This amount represents: (i) the performance shares issued in 2014 — SEC rules require us to assume a number of shares equal to the maximum (200% of the Base Grant) payout level of these performance shares, although the actual number of shares awarded, if any, will not be determined until after the end of the performance period, which ends on December 31, 2016; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 5,636; Mr. Hatfield — 1,006; Mr. Edington — 671; Mr. Falck — 1,006; and Mr. Schiavoni — 1,006. If the 2014 performance share grant pays at the target (100%
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  of Base Grant) level, including dividends and interest thereon payable in stock, the amounts would be as follows:

NAME	UNITS AT TARGET (#)	PAYOUT VALUE ($)

Donald E. Brandt	44,940	2,897,732
James R. Hatfield	8,025	517,452
Randall K. Edington	5,349	344,904
David P. Falck	8,025	517,452
Mark A. Schiavoni	8,025	517,452

  The 2014 performance shares have a performance period beginning on January 1, 2014 and ending on December 31, 2016; however, the payout, if any, will not be determined until February 2017 for the portion tied to TSR and October 2017 for the portion tied to the six operational performance metrics. These are the dates the Company anticipates that we will have the information necessary to determine whether, and to what extent, these metrics have been met.

(9)
This amount represents the performance shares issued in 2013. The performance period for these performance shares ended December 31, 2015; however, the payout was not determined until February 2016 for the portion tied to TSR and the payout, if any, for the portion tied to the six operational performance metrics will not be determined until October 2016, which is when the Company anticipates that we will have the information necessary to determine whether, and to what extent, the six performance metrics were met. SEC rules require us to (i) assume a number of shares equal to the maximum (200% of Base Grant) payout level for the 2013 performance shares; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 8,435; Mr. Hatfield — 1,476; Mr. Edington — 1,054; Mr. Falck — 1,476; and Mr. Schiavoni — 1,476. If the 2013 performance share grant pays at the target (100% of Base Grant) level, the amounts would be as follows:

NAME	UNITS AT TARGET (#)	PAYOUT VALUE ($)

Donald E. Brandt	44,231	2,852,015
James R. Hatfield	7,742	499,204
Randall K. Edington	5,529	356,510
David P. Falck	7,742	499,204
Mark A. Schiavoni	7,742	499,204

Option Exercises and Stock Vested

	STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(2)

Donald E. Brandt	111,927	7,327,599

James R. Hatfield	17,742	1,161,000

Randall K. Edington	15,280	998,933

David P. Falck	22,447	1,469,046

Mark A. Schiavoni	15,123	989,450

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(1)
The amount in this column consists of: (i) RSUs that were granted to all of the Named Executive Officers in February 2014 that vested and were released in part on February 20, 2015 as follows: Mr. Brandt — 8,616; Mr. Hatfield — 1,540; Mr. Edington — 1,026; Mr. Falck — 1,540; and Mr. Schiavoni — 1,540; dividend rights (and interest thereon) payable in stock earned on RSUs granted in February 2014 and released in part on February 20, 2015 as follows: Mr. Brandt — 155; Mr. Hatfield — 55; Mr. Edington — 18; Mr. Falck — 28; and Mr. Schiavoni — 55; (ii) RSUs that were granted to all of the Named Executive Officers in February 2013 that vested and were released in part on February 20, 2015 as follows: Mr. Brandt — 8,186; Mr. Hatfield — 1,432; Mr. Edington — 1,024; Mr. Falck — 1,432; and Mr. Schiavoni — 1,432; dividend rights (and interest thereon) payable in stock earned on RSUs granted in February 2013 and released in part on February 20, 2015 as follows: Mr. Brandt — 296; Mr. Hatfield — 103; Mr. Edington — 74; Mr. Falck — 52; and Mr. Schiavoni — 52; (iii) RSUs that were granted to all of the Named Executive Officers in February 2012 that vested and were released in part on February 20, 2015 as follows: Mr. Brandt — 8,546; Mr. Hatfield — 1,188; Mr. Edington — 1,188; Mr. Falck — 1,662; and Mr. Schiavoni — 950; dividend rights (and interest thereon) payable in stock earned on RSUs granted in February 2012 and released on February 20, 2015 as follows: Mr. Brandt — 465; Mr. Hatfield — 129; Mr. Edington — 129; Mr. Falck — 90; and Mr. Schiavoni — 52; (iv) RSUs that were granted to the named Executive Officers in February 2011, that vested and were released in part on February 20, 2015 as follows: Mr. Brandt — 8,991; Mr. Hatfield — 1,499; Mr. Edington — 1,499; Mr. Falck — 2,098; and Mr. Schiavoni — 1,199; dividend rights (and interest thereon) payable in stock earned on RSUs granted in February 2011 and released on February 20, 2015 as follows: Mr. Brandt — 659; Mr. Hatfield — 220; Mr. Edington — 220; Mr. Falck — 154; and Mr. Schiavoni — 176; (v) Supplemental RSUs that were granted to all of the Named Executive Officers in February 2011 and that vested in part on February 13, 2015 (but were not released) (the "February Supplemental RSUs") as follows: Mr. Brandt — 5,395; Mr. Hatfield — 1,499; Mr. Falck — 1,499; and Mr. Schiavoni — 1,499; (vi) additional RSUs resulting from notional dividends on the Supplemental RSUs that vested, but were not released, on the following dates in 2015:

NAME	FEBRUARY 13	MARCH 2	JUNE 1	SEPTEMBER 1	DECEMBER 1

Donald E. Brandt	919	239	248	264	256
James R. Hatfield	255	67	69	73	72
Randall K. Edington	0	132	139	147	143
David P. Falck	255	67	69	73	72
Mark A. Schiavoni	255	67	69	73	72

and (vii) performance shares that were granted to all of the Named Executive Officers in February 2012, which were based on a performance period of January 1, 2012 to December 31, 2014, and which were released in 2015 when the Company had the information needed to determine whether, and to what extent, the applicable performance criteria were met, as follows: performance shares related to TSR were released on February 17, 2015 as follows: Mr. Brandt — 27,151; Mr. Hatfield — 3,771; Mr. Edington — 3,771; Mr. Falck — 5,279; and Mr. Schiavoni — 3,017; dividend rights (and interest thereon) payable in stock on the performance shares released on February 17, 2015 as follows: Mr. Brandt — 2,992; Mr. Hatfield — 416; Mr. Edington — 416; Mr. Falck — 582; and Mr. Schiavoni — 332; and performance shares related to the six operational performance metrics were released on October 20, 2015 as follows: Mr. Brandt — 34,085; Mr. Hatfield — 4,734; Mr. Edington — 4,734; Mr. Falck — 6,627; and Mr. Schiavoni — 3,787; and dividend rights (and interest thereon) payable in stock on the performance shares released on October 20, 2015 as follows: Mr. Brandt — 4,464; Mr. Hatfield — 620; Mr. Edington — 620; Mr. Falck — 868; and Mr. Schiavoni — 496.

(2)
The values realized for the RSUs, Supplemental RSUs and the performance shares are calculated by multiplying the number of shares of stock or units released or vested by the market value of the common stock on the release or vesting date, which: (i) for the RSUs released on February 20, 2015 was $65.77; (ii) for the Supplemental RSUs vested on February 13, 2015 was $65.13; (iii) for the Supplemental RSUs vested on March 2, 2015 was $62.86; (iv) for the Supplemental RSUs vested on June 1, 2015 was $60.91; (v) for the Supplemental RSUs vested on September 1, 2015 was $58.01; (vi) for the Supplemental RSUs vested on December 1, 2015 was $63.52; (vii) for the performance shares released on February 17, 2015 was $64.97; and (viii) for the performance shares released on October 20, 2015 was $65.74.
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Pension Benefits

The Pension Benefits table below includes estimates of the potential future pension benefits for each Named Executive Officer based on the actuarial assumptions used for financial reporting purposes, such as the life expectancy of each Named Executive Officer and his spouse and "discount rates."

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFITS ($)(1)	PAYMENTS DURING LAST FISCAL YEAR ($)

Donald E. Brandt(2)	Retirement Plan	13	383,892	0
	Supplemental Plan	13	9,146,497	0

James R. Hatfield(3)	Retirement Plan	8	148,804	0
	Supplemental Plan	8	2,179,158	0

Randall K. Edington(4)	Retirement Plan	9	185,925	0
	Supplemental Plan	9	4,370,799	0
	Employment Agreements	N/A	10,706,487	0

David P. Falck(5)	Retirement Plan	7	132,568	0
	Supplemental Plan	7	1,660,249	0

Mark A. Schiavoni(6)	Retirement Plan	7	134,732	0
	Supplemental Plan	7	1,634,005	0

(1)
See Note 7 of the Notes to Consolidated Financial Statements in the 2015 Form 10-K for additional information about the assumptions used by the Company in calculating pension obligations.

(2)
The amounts shown are the present values of Mr. Brandt's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan, both at age 65, which is the earliest Mr. Brandt could retire with no reduction in benefits. See the following "Discussion of Pension Benefits."

(3)
The amounts shown are the present values of Mr. Hatfield's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan.

(4)
The amounts shown are the present values of Mr. Edington's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and his employment agreements, and as an annuity for the Supplemental Plan. Mr. Edington's employment agreements are described in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table.

(5)
The amounts shown are the present values of Mr. Falck's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and an annuity to be paid under the Supplemental Plan.

(6)
The amounts shown are the present values of Mr. Schiavoni's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan.
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Discussion of Pension Benefits

Retirement Plan and Supplemental Plan.    The Company's Retirement Plan is a tax-qualified, non-contributory retirement plan for salaried and hourly employees. The Supplemental Plan provides retirement benefits for key salaried employees, in addition to those provided under the Retirement Plan. The Supplemental Plan pays only the difference between the total benefit payable under the Supplemental Plan and the benefit payable under the Retirement Plan. As a result, an executive who participates in the Supplemental Plan does not receive duplicative benefits.

Prior to April 1, 2003, benefits under the Retirement Plan and the Supplemental Plan (the "Traditional Formula Benefit") accrued in accordance with a traditional retirement plan formula based on average annual compensation and years of service (the "Traditional Formula"). Effective April 1, 2003, the Company changed the benefit accrual formula for both the Retirement Plan and the Supplemental Plan (the "Account Balance Benefit") to a retirement account balance formula (the "Account Balance Formula"). As part of the modification, all then current participants were able to elect to either (1) continue to earn benefits calculated under the Traditional Formula, or (2) earn benefits calculated (a) under the Traditional Formula for service through March 31, 2003, and (b) under the Account Balance Formula for service after that date. Mr. Brandt's benefits are calculated under the combined Traditional Formula/Account Balance Formula. Messrs. Hatfield's, Edington's, Falck's and Schiavoni's benefits are calculated under the Account Balance Formula. Mr. Edington's benefits under the Supplemental Plan are calculated in accordance with his employment agreements with the Company, which are described in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table.

Under the Traditional Formula of the Supplemental Plan, a participant's monthly benefit for life beginning at normal retirement age (age 65 or age 60 with 20 years of service) is equal to the following:

•
3% of the participant's average monthly compensation multiplied by the participant's first 10 years of service, plus

•
2% of the participant's average monthly compensation multiplied by the participant's next 15 years of service, minus

•
benefits payable under the Retirement Plan.

A participant's Traditional Formula Benefit under the Retirement Plan is a monthly benefit for life beginning at normal retirement age and is equal to the participant's average monthly compensation multiplied by 1.65% for the first 33 years of service, plus 1% of average monthly compensation for each year of service credited in excess of 33 years. A participant's Traditional Formula Benefit begins when the participant reaches age 65 with 5 years of service or age 60 with 33 years of service. The maximum Traditional Formula Benefit a participant may receive under both the Retirement Plan and the Supplemental Plan is a monthly benefit of 60% of the participant's average monthly compensation.

Under both the Supplemental Plan and the Retirement Plan, a participant may elect to begin receiving the Traditional Formula Benefit after attaining early retirement age, which is defined as age 55 with 10 years of service. The Traditional Formula Benefit of an individual who makes this election is reduced to reflect the early commencement of benefits. Under the Supplemental Plan, the reduction equals 3% per year for each year for which the individual receives benefits prior to normal retirement and under the Retirement Plan, if the individual has more than

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20 years of service, the reduction equals 3% per year for each year for which the individual receives benefits prior to normal retirement, and if the individual has less than 20 years of service, the benefit is actuarially reduced for each year for which the individual receives benefits prior to normal retirement. Mr. Brandt currently qualifies for early retirement, but not normal retirement, under the Retirement Plan and the Supplemental Plan. Messrs. Hatfield, Edington, Falck and Schiavoni do not currently qualify for early or normal retirement under either the Supplemental Plan or the Retirement Plan.

Under the Account Balance Formula, a notional account is established for each eligible participant and benefits are generally payable at termination of employment. The Company credits monthly amounts to a participant's account.

Under the Supplemental Plan, Company credits are based on the following formula:

AGE AT END OF PLAN YEAR	PERCENT OF MONTHLY COMPENSATION CONTRIBUTION RATE (%)

Less than 35	12
35-39	14
40-44	16
45-49	20
50-54	24
55 and over	28

Company credits under the Supplemental Plan stop at the end of the year in which a participant attains 25 years of service (the "25-Year Cap").

Under the Retirement Plan, Company credits are based on the following formula:

AGE PLUS WHOLE YEARS OF SERVICE AT END OF PLAN YEAR	PERCENT OF MONTHLY COMPENSATION CONTRIBUTION RATE (%)

Less than 40	4
40-49	5
50-59	6
60-69	7
70-79	9
80 and over	11

In addition, participants in the Retirement Plan on December 31, 2002 are eligible for up to 10 years of transition credits based on age and years of service (with the maximum transition credit being equal to 2.75% of average monthly compensation).

For purposes of calculating the Traditional Formula Benefit and the Account Balance Benefit under the Retirement Plan, compensation consists solely of base salary up to $260,000, including any employee contributions under the Company's 401(k) plan, flexible benefits plan and qualified transportation arrangement under Section 132(f) of the Code. Amounts voluntarily deferred under other deferred compensation plans, bonuses and incentive pay are not taken

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into account under the Retirement Plan. The Supplemental Plan takes these amounts into account (with certain exceptions) plus base salary beyond the $260,000 limit. In addition, retention units (as described above in the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table) are included in compensation under the Supplemental Plan.

For purposes of the Traditional Formula under the Retirement Plan, the average monthly compensation is the average of the highest 36 consecutive months of compensation in the final 10 years of employment; under the Supplemental Plan, the average monthly compensation is the average of the highest 36 consecutive months of compensation during employment. For purposes of the Account Balance Formula, contributions are based on the participant's then current monthly compensation calculated as described above.

A participant's years of service begin accruing on the date of employment. However, benefits do not vest until the completion of three-years of service. Under both the Retirement Plan and the Supplemental Plan, benefits are generally payable, as the participant elects, in the form of a level annuity, with or without survivorship, or a lump sum. However, Traditional Formula Benefits generally are not available as a lump sum, but are paid in the form of an annuity. Optional benefit forms are of relatively equal actuarial value under the Retirement Plan. Under the Supplemental Plan, the 50% joint and survivor benefit form is fully subsidized, and the other benefit forms are partially subsidized. The Supplemental Plan offers an optional five-year certain form of payment (payable in 60 monthly installments).

Effective January 1, 2011, the Supplemental Plan was amended to reduce the Company credits for individuals who became participants on or after January 1, 2011 to the levels listed in the following table:

AGE AT END OF PLAN YEAR	PERCENT OF MONTHLY COMPENSATION CONTRIBUTION RATE (%)

Less than 35	8
35-39	9
40-44	10
45-49	12
50-54	15
55 and over	18

In addition, individuals who became participants in the Supplemental Plan on or after January 1, 2011 are no longer entitled to receive a fully subsidized 50% joint and survivor annuity form of benefit, but the 25-Year Cap has been eliminated. Prior to the amendment, participants who were promoted to officer status were entitled to retroactive treatment as an officer for their entire period of employment. This feature has been eliminated for individuals promoted to officer status on or after January 1, 2011.

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Pursuant to Mr. Edington's 2012 Supplemental Agreement, as of December 31, 2013, the supplemental pension benefit amount calculated in accordance with the 2008 Agreement was increased by an amount equal to 5% of the benefit that would have otherwise been payable and as of December 31, 2014, the supplemental pension benefit amount was increased by an amount equal to 10% (inclusive of the preceding 5% increase) of the benefit that would have otherwise been payable. Pursuant to the 2014 Supplemental Agreement, if Mr. Edington is actively employed with the Company on June 30, 2016, Mr. Edington's existing supplemental pension benefit set forth in the 2008 Agreement as increased by the 2012 Supplemental Agreement, will increase by an amount equal to 5% of the benefit that would have otherwise been payable.

Benefits under the Retirement Plan are paid from a tax-exempt trust. Benefits under the Supplemental Plan are paid from the general assets of the Company.

Nonqualified Deferred Compensation

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(3)

Donald E. Brandt:
DCP & 2005 Plan	0	0	109,052	0	1,562,703
Supplemental RSUs(4)	0	0	0	0	1,693,051

James R. Hatfield:
2005 Plan	0	0	8,980	0	128,624
Supplemental RSUs(4)	0	0	0	0	470,511

Randall K. Edington:
2005 Plan	446,930	0	239,432	0	3,429,752
Supplemental RSUs(4)	0	0	0	0	940,376
Edington DCP Discretionary Credits(5)	0	300,0000	167,817		2,399,827

David P. Falck:
Supplemental RSUs(4)	0	0	0	0	470,511
Falck DCP Discretionary Credits(6)	0	0	42,238	0	560,411

Mark A. Schiavoni:
2005 Plan	55,803	0	28,917	0	413,967
Supplemental RSUs(4)	0	0	0	0	470,511

(1)
The amount of the executive contribution is solely from the voluntary deferral by the executive of the executive's designated compensation and does not include any separate Company contribution. These deferred amounts are included in the "Salary" and "Non-Equity Incentive Plan Compensation" columns in the Summary Compensation Table.

(2)
A portion of the amounts reported in this column is the above-market portion of interest accrued under the deferred compensation plan (also reported as compensation in the Summary Compensation Table), including: Mr. Brandt — $63,553; Mr. Hatfield — $5,235; Mr. Edington — $237,530; Mr. Falck — $26,019; and Mr. Schiavoni — $16,865.

(3)
The historical contributions of each Named Executive Officer to his aggregate balance at December 31, 2015, including "market rate" interest (as defined by the SEC) from the date of each contribution, is as follows: Mr. Brandt — $1,166,306; Mr. Hatfield — $106,545; Mr. Edington — $2,905,682; Mr. Falck — $0; and Mr. Schiavoni — $365,859. Of the totals in this column, the following amounts have been reported in the Summary Compensation Table in this Proxy Statement or in the Company's prior Proxy Statements: Mr. Brandt — $1,158,655; Mr. Hatfield — $110,585; Mr. Edington — $3,172,609; Mr. Falck — $112,690; and Mr. Schiavoni — $248,445.
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(4)
Supplemental RSUs were granted to each of the Named Executive Officers in 2011 and vested over a four-year period and earned additional Supplemental RSU's resulting from notional dividends on the vested Supplemental RSU's. The amount in the "Aggregate Balance at Last Fiscal Year End" column is calculated by multiplying the closing market price of our common stock at the end of 2015 ($64.48 per share as of December 31, 2015) by the number of vested Supplemental RSUs. The following table shows historical vesting by year:

	SUPPLEMENTAL RSUs			NOTIONAL SUPPLEMENTAL RSUs
	2013	2014	2015	2013	2014	2015

Donald E. Brandt	10,790	5,395	5,395	1,339	1,412	1,926
James R. Hatfield	2,998	1,499	1,499	372	393	536
Randall K. Edington	5,994	5,994	0	745	1,290	561
David P. Falck	2,998	1,499	1,499	372	393	536
Mark A. Schiavoni	2,998	1,499	1,499	372	393	536

(5)
The terms of the 2012 Edington DCP Discretionary Credits are also discussed under the narrative disclosure accompanying the Summary Compensation Table and Grants of Plan-Based Awards table.

  Pursuant to the 2014 Supplemental Agreement, the Company granted the 2014 Edington DCP Discretionary Credits to Mr. Edington. Amounts paid to Mr. Edington under the 2014 Edington DCP Discretionary Credits will be included in the Summary Compensation Table when the performance condition is met. The terms of the 2014 Edington DCP Discretionary Credits are also discussed in the narrative disclosure accompanying the Summary Compensation Table and Grants of Plan-Based Awards table.

  The amount in the "Registrant Contributions in Last Fiscal Year" column of this table for Mr. Edington represents $300,000 of the 2014 Edington DCP Discretionary Credits that were provided to Mr. Edington as of January 1, 2015.

(6)
Pursuant to Mr. Falck's offer letter, the terms of which are described under "Discussion of Nonqualified Deferred Compensation — DCP and 2005 Plan" below, the Company granted the Falck DCP Discretionary Credits to Mr. Falck. Amounts paid to Mr. Falck under the DCP Discretionary Credits will be included in the Summary Compensation Table when the performance conditions are met.

Discussion of Nonqualified Deferred Compensation

DCP and 2005 Plan.    Effective January 1, 1992, the Company established The Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company, and El Dorado Investment Company Deferred Compensation Plan (the "DCP"). Under the DCP, a participant who is an employee is allowed to defer up to 50% of annual base salary and up to 100% of year-end bonus, which would include awards under regular annual incentive plans, but not special incentive payments. A participant who is a member of the Board is allowed to defer up to 100% of the annual cash fees payable to the participant. Amounts deferred by participants are credited with interest at various rates in substantially the same manner as interest is credited pursuant to the 2005 Plan, as described below. Distributions may be made (1) within 60 days after the fifth year an amount was deferred, (2) on account of an unforeseen emergency, (3) on account of retirement after attaining age 65 with five years of service or after attaining age 55 with 10 years of service ("Retirement Benefit"), (4) on account of termination prior to retirement ("Termination Benefit"), (5) on account of disability, or (6) on account of death before termination of employment.

The Retirement Benefit and Termination Benefit are payable in a lump sum or in 5, 10, or 15 equal annual installments, as elected by the participant. Other benefits are generally paid in a lump sum. The method of crediting interest on lump sum and installment payments under the DCP is substantially the same as the method used in the 2005 Plan, as described below.

On December 15, 2004, the Board authorized the adoption of a new nonqualified deferred compensation plan for post-2004 deferrals (the "2005 Plan"). No future deferrals will be permitted under the DCP. The 2005 Plan, effective as of January 1, 2005, is based in large part on the DCP as described above. The 2005 Plan was adopted to comply with the requirements of Section 409A of the Code.

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Under the 2005 Plan, a participant who is an employee is allowed to defer up to 50% of the participant's base salary and up to 100% of the participant's bonus, including regular awards under annual incentive plans, but not special awards. A participant who is a member of the Board is allowed to defer up to 100% of the annual cash fees payable to the participant. Amounts deferred by participants are credited with interest at various rates, as described below. Deferral elections of base salary and director's fees must be made prior to the calendar year in which such base salary or director's fees will be paid. A deferral election with respect to a bonus must be made before the first day of the calendar year in which the bonus is earned. When making a deferral election, a participant also makes an election regarding the time and form of the participant's distributions from the 2005 Plan. Distributions from the 2005 Plan must be made in accordance with Section 409A of the Code. Distributions may be made (1) in January of the fifth year following the year in which an amount was deferred, (2) on account of an unforeseeable financial emergency, (3) either (i) termination of employment or (ii) the later of termination of employment or attainment of age 55, or (4) on account of death before termination of employment.

In the event of termination of employment, attainment of age 55 or death, the benefit is payable in a lump sum or in 5, 10 or 15 equal annual installments, as elected by the participant. Benefits in the other circumstances are generally paid in a lump sum.

The 2005 Plan provides for a single rate of interest that will be determined by the plan committee, but which rate shall in no event be less than the rate of interest equal to the 10-year U.S. Treasury Note rate as published on the last business day of the first week of October preceding a plan year. The plan committee set the rate at 7.5% for 2015.

Effective January 1, 2009, the Company amended the 2005 Plan to permit the Company, in its discretion, to award discretionary credits to participants. Discretionary credits generally will be paid at the time and in the form provided in the written award agreement.

The Company agreed in Mr. Falck's offer letter to make a $350,000 discretionary credit award to Mr. Falck in 2009, pursuant to the 2005 Plan (the "Falck DCP Discretionary Credits"). The first $250,000 vested on July 29, 2014 and the remaining $100,000 will vest on July 29, 2016. The discretionary credit award earns interest in accordance with the 2005 Plan. The full amount of the discretionary credit award vests and becomes payable if the Company terminates Mr. Falck's employment without cause within two years following a change of control, or in the event of his death. If Mr. Falck terminates employment, for any reason other than those discussed above, prior to July 29, 2016, he forfeits the $100,000 discretionary credit award.

The Company agreed in Mr. Edington's 2012 Supplemental Agreement to the 2012 Edington DCP Discretionary Credits. All of the 2012 Edington DCP Discretionary Credits vested on December 31, 2014. The Company also agreed in Mr. Edington's 2014 Supplemental Agreement to the 2014 Edington DCP Discretionary Credits. The full amount of the 2014 Edington DCP Discretionary Credits vest and become payable if the Company terminates Mr. Edington's employment without cause, or in the event of his death or disability. If Mr. Edington terminates employment, for any reason other than those discussed above, prior to June 30, 2016, he forfeits the 2014 Edington DCP Discretionary Credits. These awards are also described in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table.

Participation in both the DCP and the 2005 Plan is limited to officers, the Company's senior management group and directors of the Company and participating affiliates. The Company's obligations under the DCP and the 2005 Plan are unfunded (except in the limited change of control circumstance discussed below) and unsecured.

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Potential Payments upon Termination or Change of Control

This section describes the potential payments that each of the Named Executive Officers could receive following termination of employment, including through death, disability, retirement, resignation, involuntary termination (with or without cause) or a change of control of the Company (each, a "Termination Event"). We describe plans, agreements, or arrangements under which each Named Executive Officer could receive payments following a Termination Event, excluding those that do not discriminate in favor of our executive officers and that are available generally to all salaried employees and awards that are already vested ("Termination Plans"). The payments to the Named Executive Officers under the various Termination Event scenarios described in this section are not intended to affect the Company's obligations to the Named Executive Officers. Those obligations are subject to, and qualified by, the contracts or arrangements giving rise to such obligations. Unless we note otherwise, the discussion below assumes that any Termination Event took place on December 31, 2015 for each Named Executive Officer.

The Company does not have a severance plan that covers the Named Executive Officers. We also do not have traditional severance agreements or arrangements with our Named Executive Officers. We do have Change of Control Agreements, which are discussed below.

In addition to the termination payments set forth below, the Named Executive Officers would also receive a full distribution under the 2005 Plan (except in the case of the Falck DCP Discretionary Credits and the Edington DCP Discretionary Credits, which are discussed separately below) and pension benefits. Amounts payable to Messrs. Brandt, Hatfield, Edington, Falck and Schiavoni under the 2005 Plan are set forth in the Nonqualified Deferred Compensation table, which also shows which part of the payment is interest paid by the Company and which part is the executive's contribution.

With respect to pension benefits, the amounts that each of the Named Executive Officers would receive under the Supplemental Plan in the event of a Termination Event are set forth in the Pension Benefits table; however, assuming that the Named Executive Officer had died on December 31, 2015, the amounts payable under the Supplemental Plan (and in the case of Mr. Edington, under the Supplemental Plan and his employment agreements), would have been as follows: Mr. Brandt — $8,463,743; Mr. Hatfield — $1,836,488; Mr. Edington — $14,222,321; Mr. Falck — $1,549,787; and Mr. Schiavoni — $1,490,275. These amounts are based on the following assumptions: (1) the Traditional Formula Benefit is paid in the form of a monthly annuity to the Named Executive Officer's spouse for life following his death and benefit payments commence immediately; (2) the Account Balance Benefit is paid in the form of an immediate lump sum to his spouse; and (3) in the case of Mr. Edington, 50% of the benefit is paid as an annuity and 50% of the benefit is paid as a lump sum to his spouse as provided in his employment agreements. Mr. Brandt would have received $10,192,633 in the event of a Termination Event other than death due to his qualification for early retirement on December 31, 2015, and this amount is based on the assumption that the benefit would be payable as a monthly annuity beginning on January 1, 2016.

The Falck DCP Discretionary Credits and the 2014 Edington DCP Discretionary Credits would trigger a payment in connection with certain Termination Events, which are identified below. The agreements are discussed in the narrative disclosure accompanying the Summary

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Compensation Table and the Grants of Plan-Based Awards table and in the Discussion of Nonqualified Deferred Compensation.

The Company has entered into identical Change of Control Agreements with each of its executive officers, including each of the Named Executive Officers. The Company believes that these agreements provide stability for its key management in the event the Company experiences a change of control. The agreements contain a "double-trigger" that provides for certain payments if, during the two-year period following a change of control of the Company (the "first trigger"), the Company terminates the officer's employment for any reason other than death, disability or cause or the executive terminates his or her own employment following a significant and detrimental change in the executive's employment (the "second trigger"). In case of an officer's retirement, death or disability, no payments are made under the officer's Change of Control Agreement, except for the payment of accrued benefits; however, if the officer dies following the officer's receipt of a second trigger termination notice, the officer's estate will receive the change of control payments the officer would have received if the officer had survived. Pursuant to the Change of Control Agreement, each of the Named Executive Officers is obligated to hold in confidence any and all information in his possession as a result of his employment, during and after the Named Executive Officer's employment with the Company is terminated.

The termination payment, if required, is an amount equal to 2.99 times the sum of the executive's annual salary at the time of the change of control plus the annual bonus (including incentive plan payments), as determined by an average over the last four-years preceding termination. In addition, the executive is entitled to continued medical, dental, and group life insurance benefits at a shared cost until the end of the second year following the calendar year of termination. Outplacement services are also provided. The executive officer may also be entitled to the acceleration of benefits as set forth in the 2012 Plan, the 2007 Long-Term Incentive Plan, or any related award agreement. If the limitations described in Section 280G of the Code are exceeded, the Company will not be able to deduct a portion of its payments. In addition, if these limitations are exceeded, Section 4999 of the Code imposes an excise tax on all or part of the total payments. In certain of the agreements, an additional gross-up payment equal to the excise tax (plus any penalties and interest) imposed on or with respect to the total payments is provided.

In May 2009, the Company determined that, on a going-forward basis, it would no longer provide excise tax gross-up payments in new and materially amended agreements with its Named Executive Officers. In unusual circumstances where the Company believes that accommodations have to be made to recruit a new executive to the Company, limited reimbursement for taxes payable may be included in an executive's contract; but even in those circumstances, the excise tax gross-ups will be subject to a three-year sunset provision.

A change of control under the Change of Control Agreement includes: (1) an unrelated third-party's acquisition of 20% or more of the Company's or APS's voting stock; (2) a merger or consolidation where either the Company or APS combines with any other corporation such that the Company's or APS's outstanding voting stock immediately prior to merger or consolidation represents less than 60% of the voting stock of the Company or APS immediately after the merger or consolidation, but excluding a merger or consolidation effected to implement a recapitalization in which no unrelated third-party acquires more than 20% of the voting stock of the Company or APS; (3) a sale, transfer, or other disposition of all or substantially all of the assets of the Company or APS to an unrelated third-party; or (4) the case where the

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composition of either the Board of the Company or of APS changes such that the members of the Board of the Company (the "Company Incumbent Board") or of APS (the "APS Incumbent Board"), as of July 31, 2007 (and with respect to Messrs. Hatfield, Falck, and Schiavoni as of July 31, 2008) no longer comprises at least two-thirds of the Company's or APS's Board of Directors. For purposes of this later provision, a person elected to either Board is treated as a member of the Company Incumbent Board or APS Incumbent Board if his or her nomination or election by shareholders was approved by a two-thirds vote of the members then comprising the Company Incumbent Board or APS Incumbent Board, and it does not include anyone who became a director in an actual or threatened election contest relating to the election of directors.

Each of the agreements terminates on December 31st of each year upon six months advance notice by the Company to the executive officer; if the six months advance notice is not given, the agreements will continue for successive one-year periods until the notice is given. The Company is required to deposit into a trust sufficient funds to pay obligations under the DCP, 2005 Plan and the Supplemental Plan in the case of an actual or potential change of control.

The following tables quantify the amounts that would have been payable to each Named Executive Officer if the indicated Termination Event had taken place on December 31, 2015. In the tables:

•
We assume full vesting of outstanding performance shares (at the target level), RSUs, and a pro-rata portion of the Retention Grant (in the case of Mr. Brandt) upon a change of control. The performance shares and RSUs (excluding the Retention Grant) for the named Executive Officers vest upon a change of control whether or not there is a subsequent termination of employment (subject however, to the Board's ability to override the vesting), plus, where applicable, dividend equivalents. We also assume full vesting of $100,000 plus interest of the Falck DCP Discretionary Credits because the Falck DCP Discretionary Credits vest and become payable if the Company terminates Mr. Falck's employment without cause within two years following a change of control.

•
Retirement benefits payable to Mr. Brandt include full vesting of outstanding performance shares (at the target level) and RSUs (excluding the Retention Grant), retirement benefits payable to Mr. Falck and Mr. Schiavoni include a pro-rata vesting of their outstanding performance shares (at the target level) and outstanding 2013 through 2015 RSUs, and retirement benefits payable to Mr. Edington include a pro-rata vesting of his outstanding performance shares (at the target level) and full vesting of outstanding 2012 through 2014 RSUs, plus, in all cases where applicable, dividend equivalents.

•
Death or disability benefits payable to Messrs. Brandt, Edington, Falck and Schiavoni include full vesting of outstanding performance shares (at the target level) and 2013 through 2015 RSUs, for Mr. Brandt a pro-rata portion of the Retention Grant and $100,000 plus interest of the Falck DCP Discretionary Credits and the 2014 Edington DCP Discretionary Credits plus interest.

•
The amounts in the "All Other Termination Events" columns consist of payments upon termination without cause for Mr. Brandt and the 2014 Edington DCP Discretionary Credits plus interest for Mr. Edington because the full amount of the 2014 Edington DCP Discretionary Credits vest and become payable if the Company terminates Mr. Edington's employment without cause.
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Subject to the foregoing, the following tables describe the amounts that would have been payable to each Named Executive Officer if a Termination Event had taken place on December 31, 2015:

Donald E. Brandt:

COMPONENT OF PAY	CHANGE OF CONTROL ($)	DEATH OR DISABILITY ($)	RETIREMENT ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	8,220,210	5,802,977	5,802,977	0
RSUs	9,281,182	8,650,607	5,874,786	3,684,194
Severance Benefits	9,184,410	0	0	0
Present Value of Medical, Dental, and Life Insurance Benefits	21,619	0	0	0
Outplacement Services	10,000	0	0	0
Excise Tax Gross-Up	7,587,580	0	0	0
TOTAL:	34,305,001	14,453,584	11,677,763	3,684,194

James R. Hatfield:

COMPONENT OF PAY	CHANGE OF CONTROL ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	1,437,842	0
RSUs	954,241	0
Severance Benefits	3,024,073	0
Present Value of Medical, Dental, and Life Insurance Benefits	40,578	0
Outplacement Services	10,000	0
Excise Tax Gross-Up	1,955,347	0
TOTAL:	7,422,081	0

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Randall K. Edington:

COMPONENT OF PAY	CHANGE OF CONTROL ($)	DEATH OR DISABILITY ($)		RETIREMENT ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	1,038,450	738,143		367,772	0
RSUs	721,023	633,365		461,407	0
Severance Benefits	5,173,552	0		0	0
Present Value of Medical, Dental, and Life Insurance Benefits	29,902	0		0	0
Retiree Medical Benefits	44,780	43,129	(Death)	0	80,734
		80,734	(Disability)
Outplacement Services	10,000	0		0	0
Edington DCP Discretionary Credits	0	1,315,000		0	1,315,000
TOTAL:	7,017,707	2,729,637	(Death)	829,179	1,395,734
		2,767,242	(Disability)

David P. Falck:

COMPONENT OF PAY	CHANGE OF CONTROL ($)	DEATH OR DISABILITY ($)		RETIREMENT ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	1,437,842	1,014,192		520,614	0
RSUs	989,215	866,583		256,377	0
Severance Benefits	2,758,593	0		0	0
Present Value of Medical, Dental, and Life Insurance Benefits	26,815	0		0	0
Outplacement Services	10,000	0		0	0
Falck DCP Discretionary Credits	107,500	107,500	(Death)	0	0
		0	(Disability)
TOTAL:	5,329,965	1,988,275	(Death)	776,991	0
		1,880,775	(Disability)

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Mark A. Schiavoni:

COMPONENT OF PAY	CHANGE OF CONTROL ($)	DEATH OR DISABILITY ($)	RETIREMENT ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	1,578,186	1,169,121	572,159	0
RSUs	1,051,554	981,458	281,422	0
Severance Benefits	3,069,956	0	0	0
Present Value of Medical, Dental, and Life Insurance Benefits	35,606	0	0	0
Outplacement Services	10,000	0	0	0
Excise Tax Gross-Up	2,219,270	0	0	0
TOTAL:	7,964,572	2,150,579	853,581	0

Human Resources Committee Interlocks and Insider Participation

The members of the Human Resources Committee in 2015 were Ms. Munro, Drs. Cortese and Herberger and Messrs. Fox and Lopez. None of the members of the Human Resources Committee is or has been an officer or employee of the Company or any of its subsidiaries and no executive officer of the Company served on the compensation committee or board of any company that employed, or had as an officer, any member of the Human Resources Committee or the Board.

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Directors' Compensation

Compensation of the directors for 2015 was as follows:

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Donald E. Brandt(3)	0	0	0	0	0

Susan Clark-Johnson(4)	7,917	0	0	0	7,917

Denis A. Cortese, M.D.	95,000	100,279	0	0	195,279

Richard P. Fox	95,000	100,279	0	0	195,279

Michael L. Gallagher	107,500	100,279	94,560	0	302,339

Roy A. Herberger, Jr., Ph.D.	107,500	100,279	46,936	0	254,715

Dale E. Klein, Ph.D.	95,000	100,279	0	0	195,279

Humberto S. Lopez	107,500	100,279	107,624	0	315,403

Kathryn L. Munro	115,000	100,279	19,970	0	235,249

Bruce J. Nordstrom	107,500	100,279	49,865	0	257,644

David P. Wagener	95,000	100,279	0	0	195,279

(1)
In accordance with FASB ASC Topic 718, this amount reflects the aggregate grant date fair value of the stock awards. On May 20, 2015, all of the directors at the time received a grant of either common stock or stock units ("SUs"), based on an election previously delivered to the Company. All directors received common stock except for Mr. Gallagher, Drs. Herberger and Klein, and Ms. Munro, who each received SUs. Under the terms of the SUs, Mr. Gallagher and Dr. Herberger will receive 50% of the SUs in cash and 50% of the SUs in common stock, and Dr. Klein and Ms. Munro will receive one share of common stock for each SU, in all cases, on the last business day of the month following the month in which they separate from service on the Board. The number of shares of common stock or SUs granted was 1,645, and the grant date fair value of each share of common stock or SU is $60.96, which was the closing stock price on May 20, 2015. As of December 31, 2015, the following directors had the following outstanding RSU or SU awards: Mr. Gallagher — 10,418; Dr. Herberger — 8,902; Dr. Klein — 10,469; and Ms. Munro — 8,424.

(2)
The Company does not have a pension plan for directors. The amount in this column consists solely of the above-market portion of annual interest accrued under a deferred compensation plan pursuant to which directors may defer all or a portion of their Board fees. See the discussion of the rates of interest applicable to the deferred compensation program under "Discussion of Nonqualified Deferred Compensation".

(3)
Mr. Brandt is a Named Executive Officer and his compensation is set forth in the Summary Compensation Table. Only non-management directors are compensated for Board service.

(4)
Ms. Clark-Johnson passed away in January of 2015.
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Discussion of Directors' Compensation

The Human Resources Committee makes recommendations to the Board for compensation, equity participation, and other benefits for directors. The director compensation program consists of the following components:

COMPENSATION COMPONENT	AMOUNT ($)

Annual Retainer	95,000
Audit Committee, Human Resources Committee, Finance Committee, and Nuclear and Operating Committee Chairs Annual Retainers	12,500
Lead Director Annual Retainer (Lead Director serves as Chair of Corporate Governance Committee for no additional compensation)	20,000
Annual Equity Grant	Shares with a value of approximately $100,000 on the grant date

Directors had an option to either receive the stock grant on May 20, 2015 or defer the receipt until a later date. A director who elected to defer his or her receipt of stock received SUs in lieu of the stock grant. Those directors who elected to receive SUs were able to elect to receive payment for the SUs in either (1) stock or (2) 50% in stock and 50% in cash. The directors also elected whether to receive these payments either (1) as of the last business day of the month following the month in which the director separates from service on the Board, or (2) as of a date specified by the director, which date must be after December 31 of the year in which the grant was received. The SUs accrue dividend rights equal to the amount of dividends the director would have received if the director had directly owned one share of our common stock for each SU held, plus interest at the rate of 5% per annum, compounded quarterly. The manner of payment for the dividends and interest will be based on the director's election for payment of the SUs.

Directors of Pinnacle West also serve on the APS Board of Directors for no additional compensation. The Company reimburses Board members for expenses associated with Board meetings and director education programs.

A comparison against the compensation programs of our current Peer Group is generally performed every two years, and a study was last performed in December 2015, at which time the Board approved increasing the value of the annual retainer from $95,000 to $100,000, the annual equity grant from $100,000 to $110,000, and the Lead Director annual retainer from $20,000 to $25,000. Taking into account the overall increase in our Directors compensation program, the Company continues to be positioned at the median of directors compensation paid by the Peer Group. These changes will go into effect in May of 2016. The Consultant reviewed the study, validated the methodology, and concluded that the new amounts were within the competitive range.

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Director Stock Ownership Policy

The Company believes that directors should have a meaningful financial stake in the Company to align their personal financial interests with those of the Company's shareholders.

In January 2010, the Board adopted a revised stock ownership policy for non-management directors. Each director is required to hold or control Company common stock, RSUs, or SUs with a value of at least three times the annual cash retainer fee paid to directors. Directors will have until the later of January 2013 or three-years following the date they become a director to reach the required ownership level. A director may not pledge, margin, hypothecate, hedge, or otherwise grant an economic interest in any shares of Company stock while serving as a director whether or not his or her ownership requirement is met. This restriction shall extend to the purchase or creation of any short sales, zero-cost collars, forward sales contracts, puts, calls, options or other derivative securities in respect of any shares of Company stock. The Corporate Governance Committee may grant exceptions to this policy for hardship or other special circumstances.

All of the directors are in compliance with the Director Stock Ownership Policy.

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Proposal 2 — Advisory Vote on Executive Compensation

Section 14A of the Exchange Act requires U.S. public corporations to provide for an advisory (non-binding) vote on executive compensation ("Say-on-Pay").

As discussed in more detail in our CD&A and the accompanying tables and narrative, the Company has designed its executive compensation program to align executives' interests with those of our shareholders, make executives accountable for business and individual performance by putting pay at risk, and attract, retain and reward the executive talent required to achieve our corporate objectives and to increase long-term shareholder value. We believe that our compensation policies and practices promote a pay at risk philosophy and, as such, are aligned with the interests of our shareholders.

In deciding how to vote on this proposal, the Board points out the following factors, many of which are more fully discussed in the CD&A:

•
our Human Resources Committee has designed the compensation packages for our Named Executive Officers to depend significantly on putting pay at risk tied to the achievement of goals that the Human Resources Committee believes drive long-term shareholder value;

•
the Company had a highly successful year in 2015, as discussed under "2015 Highlights: Performance" in the Proxy Statement Summary;

•
our pay practices are designed to encourage management to not take unacceptable risks;

•
we engage in continual benchmarking in order to confirm that our programs are comparable to the companies in our Peer Group; and

•
we believe that the Company's executive compensation program is well suited to promote the Company's objectives in both the short and long-term.

The Board strongly endorses the Company's executive compensation program and recommends that the shareholders vote in favor of the following resolution:

    RESOLVED, that the compensation paid to the Company's Named Executive Officers as disclosed in this Proxy Statement in the CD&A, the compensation tables and the narrative discussion, is hereby approved.

Because your vote is advisory, it will not be binding upon the Human Resources Committee or the Board. However, we value our shareholders' opinions, and we will consider the outcome of the vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

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Proposal 3 — Ratification of the Appointment of Deloitte & Touche LLP as the Independent Accountants for the Company

The Audit Committee has appointed D&T as the Company's independent accountants for the year ending December 31, 2016 and has directed management to submit such appointment for ratification by the shareholders at the Annual Meeting. In the event the shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the shareholders' best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
FOR THE YEAR ENDING DECEMBER 31, 2016

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Accounting and Auditing Matters

The Independent Accountants

The Audit Committee is directly responsible for the appointment, compensation (including audit fee negotiations), retention and oversight of the independent accountants retained to audit the Company's financial statements (taking into account the vote on shareholder ratification). In conjunction with the mandated rotation of D&T's lead engagement partner, the Audit Committee and its Chairman are directly involved in the selection of D&T's new lead engagement partner each time a rotation occurs.

The Audit Committee has appointed D&T, independent accountants, to examine the Company's financial statements for the year ending December 31, 2016 and, pursuant to Proposal 3, has requested shareholder ratification of this appointment. The Audit Committee has discussed the qualifications and performance of D&T and believes that the continued retention of D&T to serve as the Company's independent accountants is in the best interest of the Company and its shareholders. D&T served as the Company's independent registered public accountants for the year ended December 31, 2015. Representatives of that firm will be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The following fees were paid to D&T for the last two fiscal years:

TYPE OF SERVICE	2014 ($)	2015 ($)

Audit Fees(1)	2,484,480	2,454,372
Audit-Related Fees(2)	265,100	291,689
Tax Fees(3)	1,857	0
All Other Fees(4)	0	10,000

(1)
The aggregate fees billed for services rendered for the audit of annual financial statements and for review of financial statements included in reports on Form 10-Q.

(2)
The aggregate fees billed for assurance services that are reasonably related to the performance of the audit or review of the financial statements that are not included in the Audit Fees reported above, which primarily consist of fees for employee benefit plan audits.

(3)
The aggregate fees billed primarily related to tax compliance and tax planning.

(4)
The aggregate fees billed for advice relating to the development of a statement of work for the Company's system integrator for its new Customer Information System.
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Accounting and Auditing Matters

Pre-Approval Policies

The Audit Committee pre-approves each audit service and non-audit service to be provided by D&T. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and non-audit services to be performed by D&T if the services are not expected to cost more than $50,000. The Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services performed by D&T in 2015 for the Company were pre-approved by the Audit Committee consistent with the pre-approval policy.

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Report of the Audit Committee

The Audit Committee is comprised solely of independent directors. Each member meets the NYSE financial literacy requirements, and Messrs. Fox and Nordstrom are "audit committee financial experts" under the SEC rules.

In accordance with its written charter adopted by the Board, the primary function of the Audit Committee is to assist Board oversight of: (a) the integrity of the Company's financial statements; (b) the independent accountants' qualifications and independence; (c) the performance of the Company's internal audit function and independent accountants; and (d) general compliance by the Company with legal and regulatory requirements.

The Audit Committee reports as follows:

1.
The Audit Committee has discussed and reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2015, with the Company's management and the independent accountants, D&T. The Audit Committee is directly responsible for the oversight of the Company's independent accountants. Management is responsible for the Company's financial reporting process, including the Company's system of internal controls and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent accountants are responsible for auditing and rendering an opinion on those financial statements, as well as auditing certain aspects of the Company's internal controls. The Audit Committee's responsibility is to monitor these processes.

2.
The Audit Committee has discussed with D&T the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

3.
The Audit Committee has obtained from D&T and reviewed the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence. The Committee discussed with D&T any relationships that may impact D&T's objectivity and independence and satisfied itself as to the accountants' independence.

4.
Based on the foregoing, the Audit Committee has recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

AUDIT COMMITTEE CHAIR Bruce J. Nordstrom	AUDIT COMMITTEE MEMBERS Denis A. Cortese, M.D. Richard P. Fox Dale E. Klein, Ph.D. Humberto S. Lopez David P. Wagener
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Proposal 4 — Shareholder Proposal Regarding Political Spending

The proponents of the shareholder proposal described below notified the Company of their intention to present the proposal for consideration and action at the Annual Meeting. The names and addresses of the proponents and the number of shares held by the proponents will be furnished by the Secretary of the Company upon receipt of any oral or written request by a shareholder for such information. The Company is not responsible for the accuracy or content of the proposal and supporting statement provided below, which following SEC rules, are reproduced as received from the proponents.

THE BOARD OF DIRECTORS OPPOSES THE FOLLOWING PROPOSAL FOR THE REASONS STATED AFTER THE PROPOSAL.

The following proposal was submitted by As You Sow, which describes itself as "a non-profit organization whose mission is to promote corporate accountability". As You Sow itself did not meet the SEC requirements for ownership of shares in the Company sufficient to qualify the proposal for inclusion in this Proxy Statement. Instead, As You Sow is acting on behalf of two other shareholders who authorized As You Sow to move the resolution contained in the proposal at the Annual Meeting.

SHAREHOLDER PROPOSAL:

WHEREAS:

Corporate political spending exposes Pinnacle West (sic) Corporation (the "Company") to risks that could adversely affect the Company's stated goals, objectives, and ultimately shareholder value. Pinnacle West's undisclosed "dark money" political contributions have been the source of significant controversy, reputational harm, and business risk.

RESOLVED:

Shareholders request that Pinnacle West prepare a public report, updated and presented to the appropriate Board committee annually, disclosing monetary and in-kind expenditures on political activities that cannot be deducted as an "ordinary and necessary" business expense under section 162(e) of the Internal Revenue Code (the "Code") because they are incurred in connection with: (a) influencing legislation, (b) participating or intervening in any political campaign on behalf of (or in opposition to) any candidate for public office, and (c) attempting to influence the general public, or segments thereof, with respect to elections, legislative matters, or referenda. Shareholders request the report detail:

•
contributions to or expenditures in support of or opposition to political candidates, political parties, political committees;
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•
dues, contributions or other payments made to tax-exempt "social welfare" organizations and "political committees" operating under sections 501(c)(4) and 527 of the Code, respectively, and to tax-exempt entities that write model legislation and operate under section 501(c)(3) of the Code; and

•
the portion of dues or other payments made to a tax-exempt entity such as a trade association that are used for an expenditure or contribution and that would not be deductible under section 162(e) of the Code if made directly by the Company.

The report shall identify all recipients and amounts paid to each recipient from Company funds.

SUPPORTING:    Pinnacle West reports a portion of its political spending, and meets the minimal legal requirements that exist for political spending reporting. However, shareholders are concerned that the political spending Pinnacle West reports voluntarily and for compliance does not reveal the full extent of the Company's use of shareholder money to participate in the political processes. For example, press reports allege that Pinnacle West spent $3.2 million in "dark money" on the elections of two of their regulators, which is not disclosed by the Company. (Arizona Republic, 2015). In September 2015, Arizona utility regulators requested that Pinnacle West halt its political contributions to campaigns of its regulators, and former utility regulators advocated a subpoena of Pinnacle West's political spending records. Pinnacle West filed a public response stating that it would continue its political spending.

Pinnacle West's spending on the campaigns of government officials creates, at a minimum, the appearance of impropriety; further, the legality of its political spending has not been publicly established and cannot be effectively determined without full disclosure. Due to the ongoing nature of the Company's political activities, and Pinnacle West's stated intent to continue political spending, proponents request shareholder (sic) support this resolution, an earlier version of which received a vote of 30.8% in 2015.

BOARD OF DIRECTORS RESPONSE:

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

The Corporate Governance Committee and the Board have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our shareholders.

As an initial matter, we do not agree with the characterization in the proponents' supporting statement of our response to the letter sent by two Arizona Corporation Commissioners in September 2015 requesting that all regulated and unregulated entities that appear before the Commission agree to voluntarily refrain from making campaign contributions in support of or in opposition to Arizona Corporation Commission candidates. We responded that we would not unilaterally forfeit our First Amendment rights to speak on public issues and would continue to advocate for policies that enable a sustainable energy future for Arizona. This is quite different from stating that the Company "would continue its political spending" or that we have a "stated intent to continue political spending."

We also note that the proponents' supporting statement relies in part on unsupported allegations in the media, and raises an unfounded implication about the "legality" of our political expenditure activities. We are disappointed that the supporting statement includes

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these unwarranted allegations, and trust that our shareholders will ascribe to them the credit that they deserve.

Your Board believes that political interaction is important to shareholder value. As a vertically integrated fully-regulated utility, APS's operations and financial condition are significantly affected by the actions of elected officials at the local, state and national levels, including the rates it can charge customers, its profitability, and the recovery of the costs of its investments in infrastructure. When it is in our best interest, we have a responsibility to our customers, shareholders and other stakeholders to be an active participant in the political process, to inform policy and decision makers of our views on issues, and to develop and maintain strong working relationships with governmental decision makers.

Pinnacle West is committed to complying with the law, our policies and our values when engaging in any type of lobbying or political activity. Pinnacle West's Political Participation Policy (the "Policy") is set forth on our website in our section on Corporate Governance (available at www.pinnaclewest.com). The Policy provides that our Company and our subsidiaries participate in the democratic process to advance our long term business interests and the interests of our customers, employees, shareholders and other stakeholders. And, contrary to the proponents' supporting statement, under the Policy we disclose more information about our political expenditure and lobbying activities than what is required to meet "the minimal legal requirements".

Our Policy provides that:

•
The Corporate Governance Committee of the Board reviews with management the Company's governmental affairs strategies, including the policies and priorities for the Company's political expenditure and lobbying activities, oversees the progress of the Company's strategies throughout the year, and reports on these activities to the Board;

•
We support candidates, causes or organizations that share an interest in public policy that furthers our business objectives and promotes our mission of creating a sustainable energy future for Arizona;

•
The Company discloses all political contributions as required by law. In addition, we provide a voluntary annual report listing contributions equal to or in excess of $25,000 made to political parties and associations operating under Section 527 of the Internal Revenue Code, and of the portion of our trade association dues used for lobbying purposes, when those groups provide that information to us; and

•
We actively promote the economic health of the Arizona jurisdictions we serve through our activities with local chambers of commerce. Depending on their roles, these organizations may be subject to lobbyist registration and disclosure reporting obligations, with their reports being made available to the public by the governmental agencies overseeing lobbying activities.

We believe that we fully comply with all laws governing our lobbying activities. Federal political activity is subject to comprehensive regulation by the federal government, including detailed disclosure requirements. Our political action committee files regular reports of receipts and disbursements with the Federal Election Commission ("FEC"), all of which are disclosed to the public in the reports filed with the FEC which can be accessed through our Policy. These reports include identification of all individuals who contributed $200 or more as well as all candidates or committees that receive a political contribution. We also comply with all obligations with regard to our state and local political activities, including reporting and

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disclosure requirements. The Board believes these requirements provide transparency of our lobbying activities to the general public, including our shareholders.

The Company and APS participate from time to time in various industry and trade associations to further our business interests. The primary purpose of our membership in these trade associations is the general business, technical and industry expertise provided by these organizations — not political advocacy. For example, we have been long time members of Edison Electric Institute and Nuclear Energy Institute.

The Board believes that the disclosure requested in this proposal could place the Company at a disadvantage, by revealing our business priorities and strategies. Because parties with interests adverse to the Company also participate in the political process to their business advantage, any unilateral disclosure, above what is legally required by law and equally applicable to all similar parties, could simply benefit the other parties to the detriment of the Company and our shareholders. The Board believes that any reporting requirements that go beyond existing law should be applicable to all participants in the process. In this regard, we note that the proponent does not disclose in its supporting statement its own political activities or objectives, or its relationships with other parties who may have objectives that conflict with the Company's business priorities.

This is the second consecutive year we have received a proposal on political spending from As You Sow, acting on behalf of other shareholders. At our 2015 Annual Meeting of Shareholders, this proposal received the support of less than one-third of the shareholders voting. The Board believes that this vote indicated that our shareholders do not believe that the Company's policies and practices with respect to political expenditure activities and lobbying are inadequate or atypical for companies in similar businesses as the Company.

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C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 18, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/PNW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3, and AGAINST Proposal 4. + 1. Election of Directors: 01 - Donald E. Brandt For Withhold For Withhold For Withhold 02 - Denis A. Cortese, M.D. 03 - Richard P. Fox 04 - Michael L. Gallagher 05 - Roy A. Herberger, Jr., Ph.D. 06 - Dale E. Klein, Ph.D. 07 - Humberto S. Lopez 08 - Kathryn L. Munro 09 - Bruce J. Nordstrom 10 - David P. Wagener For Against Abstain ForAgainst Abstain 2. Vote on an advisory resolution to approve executive compensation as disclosed in the 2016 Proxy Statement. 3. Ratify the appointment of the Company’s independent accountants for the year ending December 31, 2016. 4. Vote on the approval of a shareholder proposal regarding a report on political spending, if properly presented at the meeting. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 6 5 9 9 5 1 029E6H C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Dear Shareholders, The 2016 Annual Meeting of Shareholders of Pinnacle West Capital Corporation will be held at the Heard Museum, at 2301 North Central Avenue, Phoenix, Arizona 85004 on May 18, 2016, at 10:30 a.m., Mountain Standard Time. At the meeting, shareholders will be asked to: (i) elect ten (10) directors to serve on the Board until the 2017 Annual Meeting; (ii) vote on an advisory resolution to approve executive compensation as disclosed in the 2016 Proxy Statement; (iii) ratify the appointment of the Company's independent accountants for the year ending December 31, 2016; and (iv) vote on the approval of a shareholder proposal regarding a report on political spending, if properly presented at the meeting. Your vote is important and you may vote this proxy in one of three ways - by Internet, by telephone, or by mail. The reverse side of this letter provides voting information for all three methods. All persons attending the Annual Meeting must present an admission card and a current government-issued picture identification. Please follow the advance registration instructions below. Sincerely, Pinnacle West Capital Corporation Annual Meeting of Shareholders Advance Registration Form Attendance at the Annual Meeting is limited to Pinnacle West shareholders as of the Record Date, or their validly designated Proxy. ADVANCE REGISTRATION INFORMATION Please print the name(s) of the shareholder(s) whose name(s) appears on the account who wish to attend the Annual Meeting. Name(s) Diane Wood Corporate Secretary ADVANCE REGISTRATION INSTRUCTIONS • If you are voting by Internet, you will be able to pre-register at the same time you record your vote. There is no need to return your proxy form below. • If you are voting by telephone, please complete the information to the right and tear off the top of this proxy card and mail it separately to: Pinnacle West Capital Corporation, Shareholder Services Department, P.O. Box 53999, Mail Station 8602, Phoenix, AZ 85072-3999. There is no need to return the proxy card below. • If you are voting by mail, please mark the box on the reverse side of this proxy card and complete the information to the right and include this portion when mailing your marked, signed and dated proxy card in the envelope provided. Address Zip I am a Pinnacle West Shareholder. Below is the name, address and telephone number of my validly designated Proxy who will attend the Annual Meeting: Name Address Phone (Admission card will be returned to the shareholder) q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Pinnacle West Capital Corporation Notice of the 2016 Annual Meeting of Shareholders Proxy Solicited on behalf of the Board of Directors for the Annual Meeting on May 18, 2016 The undersigned hereby appoints Donald E. Brandt and David P. Falck, individually and together, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Pinnacle West Capital Corporation (the "Company") to be held on May 18, 2016, at ten-thirty a.m. (10:30 a.m.), Mountain Standard Time, and at any adjournment or postponement thereof, and to vote as specified in this proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting. If the undersigned has voting rights with respect to shares of Company common stock under the Pinnacle West Capital Corporation Savings Plan (the "Plan"), then the undersigned hereby directs the trustee of the Plan to vote the shares equal to the number of share equivalents allocated to the undersigned's account under the Plan on all matters properly coming before the Annual Meeting, and at any adjournment or postponement thereof, in accordance with the instructions given herein. Shares under the Plan for which instructions are not received by midnight on May 15, 2016, will be voted by the trustee in accordance with the plan and trust documents. This proxy will be considered to be confidential voting instructions to the Plan trustee and to any entity acting as tabulating agent for the Plan trustee. ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THOSE SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side.)